      As filed with the Securities and Exchange Commission on May 23, 2002
                                                      Registration No. -
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                      GLOBAL REALTY MANAGEMENT GROUP, INC.
                 (Name of small business issuer in its charter)

        FLORIDA                        3440                     65-0735872
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
     incorporation             Classification Code Number)   Identification No.)
   or organization)
                        16825 NORTHCHASE DRIVE, SUITE 630
                              HOUSTON, TEXAS 77060
                                 (281) 877-9700
          (Address and telephone number of principal executive offices and principal place of business)
                -------------------------------------------------

                               WILLIAM S.H. STUART
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      GLOBAL REALTY MANAGEMENT GROUP, INC.
                        16825 NORTHCHASE DRIVE, SUITE 630
                              HOUSTON, TEXAS 77060
                                 (281) 877-9700
            (Name, address and telephone number of agent for service)
                              ---------------------
                                   COPIES TO:
                             MARC A. INDEGLIA, ESQ.
                             SPECTRUM LAW GROUP, LLP
                           1900 MAIN STREET, SUITE 125
                            IRVINE, CALIFORNIA 92614
                                 (949) 851-4300
                                 ---------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                -----------------
           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
     ----------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
=============================== =========================== ======================== ======================== =================
                                                                   PROPOSED                 PROPOSED
    TITLE OF EACH CLASS OF       AMOUNT TO BE REGISTERED      MAXIMUM OFFERING         MAXIMUM AGGREGATE        AMOUNT OF
 SECURITIES TO BE REGISTERED               (1)               PRICE PER SHARE (2)        OFFERING PRICE       REGISTRATION FEE
------------------------------- --------------------------- ------------------------ ------------------------ -----------------
Common Stock, $.001 par value        3,906,669 Shares                $1.90                 $7,422,671              $682.89
------------------------------- --------------------------- ------------------------ ------------------------ -----------------
Total                                                                                                              $682.89
=============================== =========================== ======================== ======================== =================

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the last sale of the Registrant's common stock on May 22, 2002, as reported in the over-the-counter market.
                             -----------------------
           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

Subject to completion, dated May 23, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS
                                3,906,669 Shares

                      GLOBAL REALTY MANAGEMENT GROUP, INC.

                                  Common Stock

         This prospectus relates to the offer and sale of 3,906,669 shares of our common stock by the selling stockholders identified in this prospectus, of which 951,800 will be issued and sold only upon the exercise of certain warrants. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders. We will, however, receive $1,056,430 from the exercise of the warrants.

         Our common stock currently trades on the OTC Bulletin Board under the symbol "GRMA.OB." On May 22, 2002, the last reported sale price of the common stock of the OTC was $1.90 per share. We have applied to list our common stock on the American Stock Exchange under the symbol "_____."

PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS ________, 2002

                               PROSPECTUS SUMMARY

                                   OUR COMPANY

         We are an emerging metal fabrication and specialty manufacturing company thatdesigns, manufactures, and assembles steel components and products for power generation, aerospace, petrochemical, and oil and gas companies. We seek to increase sales and growth opportunities by creating synergies among our four subsidiaries, and we seek to minimize risks by maintaining diversified customer bases and business cycles.

         We operate through four operating subsidiaries: Excalibur Steel, Excalibur Aerospace (which does business as Aeroweld), Excalibur Services, and Shumate Machine Works. Our operations include the following: (i) fabrication of structural steel components on a high volume basis; (ii) design and manufacture of aircraft training devices used for civil aviation, military, and counter-terrorism sectors, (iii) fabrication and production of pressure vessels and heat exchangers, and (iv) close tolerance machining of steel alloy components and product assemblies for oil services applications.

OUR MARKET OPPORTUNITY

         The primary markets for our products are the power generation, aerospace and defense, petrochemical and energy industries. Customers in these industries demand high-quality products, timely delivery and customer service. They also demand high levels of precision in the products they purchase. Each industry which we intend to serve has its own unique demands.

         POWER GENERATION. According to the Annual Energy Outlook of the U.S. Department of Energy's Information Administration, 1,310 new power plants with a total of 393 gigawatts of capacity are projected to be needed by 2020 to meet growing demand and to offset retirements. The report also indicates that demand for power generation internationally will increase at an even more rapid rate than in the United States. We anticipate that this demand for additional power plants will provide us with an opportunity to supply more steel components to our existing power generation customers as well as develop new customers.

         AEROSPACE AND DEFENSE. The aerospace and defense industries require aircraft training devices in order to train commercial and military pilots and other flight personnel. We believe that the demand for aircraft training devices will continue, particularly as the commercial aviation industry becomes subject to stricter Federal Aviation Regulations and standards. Although spending by commercial airlines for training devices has decreased in recent months, we believe that demand for these devices will increase over the long term. We also foresee that increased spending in the military sector will continue to provide new opportunities for us. In addition, in response to the terrorist attacks of September 11, 2001, President Bush has proposed a $38 billion HomeLand Defense/Security Budget. We believe that, if the HomeLand Defense Budget is passed, it will provide additional demand for products such as flight simulators, counter-terrorist trainers, and other anti-terrorist training devices. The proposed Homeland Defense Budget allocates $3.5 billion for municipalities and local fire and police training. We believe that municipalities will use portions of these funds to obtain cabin trainers and other training equipment for "first-responder" training. We also believe that there has been a heightened demand for components used to upgrade airline cockpit door security and other anti-terrorist aviation equipment.

         ENERGY. According to the 2001 Ziff Energy Group Gas Industry Outlook, energy producers are forecasting increases in demand for oil and gas over the next five years. We believe that oil and gas exploration will expand during this period, which would create additional demand for close-tolerance machining of component parts used in drilling equipment as well as production facilities.

         PETROCHEMICAL. The Environmental Protection Agency estimates that, over the next several years, $27 billion will be spent to bring industrial facilities into compliance with the Clean Air Act. Modernization, expansion, and retrofitting of existing facilities to reduce airborn emissions will require substantial amounts of fabricated steel products. Construction of new plants should also create significant demand for fabricated steel products.

STRATEGY

         Our goal is to become a leading steel fabrication and specialty manufacturing company with a national presence, to manufacture higher-value, precision-machined steel components and to increase our position in our selected market niches. We intend to achieve these objectives through the following strategic efforts:

         ACCELERATING INTERNAL SALES GROWTH. A key component of our strategy is to accelerate internal sales growth at each of our operating subsidiaries. The following are the key elements of this internal growth strategy:

         o EXPAND PRODUCTS AND SERVICES TO EXISTING COMPANIES. We intend to expand the products and services we offer to our existing customers by cross-marketing the products, services, and expertise of our operating subsidiaries to one another. We believe that there are significant opportunities to accelerate internal growth by making capital investments in areas such as inventory management, logistics systems and processing equipment, thereby expanding the range of processes and services which we offer. We intend to develop and maintain long-term "partnering" relationships with customers in response to their demand for shorter production cycles, outsourcing, just-in-time delivery and other services that lower customers' total production costs.

         o ADD NEW CUSTOMERS. There are numerous potential opportunities to expand our customer base in each of the industries we serve. We have commenced the installation of a well-trained, technically competent sales force that we believe will be able to obtain long-term contracts from new customers in our core industries. We are also implementing a marketing program that will utilize professional marketing services and to adopt "best practices" among our operating companies to identify, obtain and maintain new customers. In addition, we intend to increase our visibility through trade shows, associations and publications.

         IMPROVING OPERATING MARGINS. We believe that there are significant opportunities within our operating subsidiaries to realize purchasing economies and increase profitability. The following are the key components of this strategy:

         o INCREASE OPERATING EFFICIENCIES. The consolidation of our operating subsidiaries under our corporate umbrella presents significant opportunities to achieve operating efficiencies and cost savings. We intend to use our increased purchasing power to gain volume discounts and to develop more effective inventory management systems. We expect measurable cost savings in such areas as vehicle leasing and maintenance, information systems and contractual relationships with key suppliers. Moreover, we are reviewing our operating and training programs at the local and regional levels to identify those "best practices" that can be successfully implemented throughout our operations.

         o CENTRALIZE APPROPRIATE ADMINISTRATIVE FUNCTIONS. There are also significant opportunities to improve operating margins by consolidating administrative functions such as financing, marketing, insurance, employee benefits, accounting and risk management.

         EXPAND NEW PRODUCT OFFERINGS AND CUSTOMERS. We will seek to expand the range of products we produce. Our overall goal is to develop new, complementary business lines that carry higher margins and appeal to broader customer bases.

         EXPANDING THROUGH STRATEGIC ACQUISITIONS. We believes that the steel fabrication and specialty manufacturing industry is highly fragmented and consolidating, with as many as 54,000 participants, 5,800 of which operate in the states of Louisiana, New Mexico, Oklahoma and Texas and many of which are small-scale operators. We intend to acquire companies that offer complementary products and services to those industries which we currently serve as well as new industries. This will enable existing and future customers to obtain a broader range of value-added products and services from our existing operating subsidiaries. We also intend to leverage our steel fabrication and specialty manufacturing capabilities by acquiring leading companies that manufacture higher-value components from processed metals. Where appropriate, we will seek to acquire companies located in markets where we currently operate to increase utilization at existing facilities, thereby improving operating efficiencies and more effectively using capital without a proportionate increase in administrative costs.

         Our executive offices are located at 16825 Northchase Drive, Suite 630, Houston, Texas 77060, and our telephone number is (281) 877-9700. Our Internet address is www.excalind.com. Information contained on our web site shall not be deemed to be a part of this prospectus.

                                  THE OFFERING

         This offering relates to the offer and sale of 3,906,699 shares of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

         The shares which the selling stockholders are offering are already issued and outstanding and the resale of these shares by the selling stockholders will not affect the total number of outstanding shares.

Common stock outstanding before and after the offering...............14,618,436

Common stock outstanding if all outstanding options and
     warrants are exercised..........................................18,081,170

Proposed AMEX symbol for common stock................................   "___"

------------

SUMMARY FINANCIAL INFORMATION

         The summary financial information set forth below has been derived from our financial statements and the pro forma financial statements which give effect to our recent acquisition of Excalibur Holdings, Inc and the recent acquisition by Excalibur Holdings, Inc. of Shumate Machine Works, Inc. as if the acquisitions had occurred as of January 1, 2001. You should read this information in conjunction with the financial statements and notes thereto and the pro forma financial statements included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:

                                              Year Ended June 30,     Three Months Ended March 31,
                                            2001           2000           2002           2001           2002
                                        -------------  -------------  -------------  -------------  -------------
                                                                               (unaudited)            (pro forma)
Net revenue............................ $         --   $         --   $         --   $         --   $  1,788,583
Net income (loss)......................      (68,870)       (45,668)        69,378        (18,501)       272,664
Diluted earnings (loss) per share......      (0.0963)       (0.0669)        0.0971        (0.0259)        0.0151
Weighted average shares
   outstanding - diluted...............      714,868        682,908        714,868        714,868     18,081,170

BALANCE SHEET DATA:

                                                    June 30,        March 31,       March 31,
                                                      2001            2002            2002
                                                  -------------   -------------   -------------
                                                                   (unaudited)     (pro forma)
Cash and cash equivalents........................ $      3,801    $        911    $    307,758
Working capital..................................      (48,724)         (6,239)       (305,427)
Total assets.....................................       25,604          50,911      14,893,701
Total liabilities................................       52,525          57,150       9,844,187
Total stockholders' equity (deficit).............      (26,921)         (6,239)      5,049,513

                                  RISK FACTORS

         This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

         THE MAJORITY OF OUR PRO-FORMA REVENUE IS GENERATED FROM A SMALL NUMBER OF CUSTOMERS, AND OUR CASH FLOWS WILL BE ADVERSELY AFFECTED IF ANY OF OUR MAJOR CUSTOMERS FAIL TO PAY ON A TIMELY BASIS. Historically, two of our customers have accounted for 80% of the sales of our operating subsidiaries, excluding Shumate Machine Works. At December 31, 2001, these same two customers accounted for 29% of the trade accounts receivable balance of Excalibur Holdings, our wholly-owned subsidiary. While foreign customers have historically only accounted for about five percent of our pro-forma sales, one foreign customer accounted for fifty-nine percent of the trade accounts receivable balance of Excalibur Holdings at December 31, 2001. We generally do not require collateral from our customers, although we do perform ongoing credit evaluations or our customers and maintain allowances for potential credit losses, which when realized, have been within the range of our expectations. If one of our major customers fails to pay its account on a timely basis, our cash flows will be adversely affected. Furthermore, if one of our major customer defaults in its obligation to pay and we are unable to collect on that account, our operating results will be materially adversely affected.

         IF WE ARE UNABLE TO REFINANCE CERTAIN EXISTING DEBT OBLIGATIONS, WE MAY BE REQUIRED TO RAISE ADDITIONAL CAPITAL, AND IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO PURSUE OUR GROWTH STRATEGY, WHICH COULD DEPRESS OUR STOCK PRICE AND MATERIALLY ADVERSELY AFFECT OUR BUSINESS. Although we had $1,038,741 of working capital as of March 31, 2002, we will need to refinance certain existing short-term obligations in order to maintain our operations over the next 12 months. If we are unable to refinance these obligations, we will need to obtain additional debt or equity capital in order to maintain our operations. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms, our operating results and prospects could be adversely affected.

         OUR OPERATING SUBSIDIARIES HAVE NOT OPERATED AS A COMBINED ENTITY FOR A LONG PERIOD OF TIME AND ARE NOT FULLY-INTEGRATED, AND WE MAY NOT BE ABLE TO INTEGRATE THEM SUCCESSFULLY. Excalibur Holdings, which we acquired in April, 2002, was formed in August, 2001, and it did not acquire its operating subsidiaries until November, 2001. Before November, 2001, our operating subsidiaries were operated as separate independent entities prior to their acquisition, and there can be no assurance that we will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. Our management group has been assembled only recently, and there can be no assurance that the management group will be able to manage the combined entity effectively or to successfully implement our operating strategies. The pro forma historical financial results of the operating subsidiaries cover periods when the operating subsidiaries and we were not under common control or management and may not be indicative of our future financial or operating results. Any inability to integrate our operating subsidiaries successfully would have a material adverse effect on our business, financial condition and results of operations.

         WE MAY NOT BE ABLE TO SUCCESSFULLY ACCELERATE INTERNAL SALES GROWTH OF OUR OPERATING SUBSIDIARIES, WHICH WOULD RESULT IN LOWER REVENUES THAN WE CURRENTLY ANTICIPATE. Part of our internal growth strategy is to cross-market the products and services of our operating subsidiaries to the customers of the other operating subsidiaries. Although we believe that there are significant advantages to our current customers to having us address more of their metal fabrication and specialty manufacturing needs, we cannot assure you that the customers of one operating subsidiary will agree to purchase additional products and services from the other operating subsidiaries. We believe that there are opportunities to increase revenues by expanding the range of processes and services which we offer, by developing long-term partnering relationships with customers, and by adding new customers. We seek to improve our operating margins by increasing operating efficiencies and centralizing appropriate administrative functions. However, it is possible that we may be unable to successfully implement any of the strategies or otherwise increase revenues internally. In addition, our ability to increase our net sales will be affected by many factors which are beyond our control, and there can be no assurance that our strategies will be successful or that we will be able to generate cash flow adequate for our operations and to support internal growth.

         WE MAY NOT BE ABLE TO IDENTIFY QUALITY STRATEGIC ACQUISITION CANDIDATES, AND IF WE DO MAKE STRATEGIC ACQUISITIONS, WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THEIR OPERATIONS. We intend to acquire companies in the steel fabrication and specialty manufacturing industry that offer complementary products and services to those industries which we currently serve as well as new industries. For each acquisition, we will be required to assimilate the operations, products and personnel of the acquired business and train, retain and motivate its key personnel. We may be unable to maintain uniform standards, controls, procedures and policies if we fail in these efforts. Similarly, acquisitions may subject us to liabilities and risks that are not known or identifiable at the time of the acquisition or may cause disruptions in our operations and divert management's attention from day-to-day operations, which could impair our relationships with our current employees, customers and strategic partners. We may have to incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities could be substantially dilutive to our shareholders. In addition, our profitability may suffer because of acquisition related costs. We do not currently have agreements or understandings to acquire any other companies.

         OUR LINE OF CREDIT CONTAINS NUMEROUS RESTRICTIVE COVENANTS WHICH LIMIT OUR MANAGEMENT'S DISCRETION TO OPERATE OUR BUSINESS. These covenants place significant restrictions on, among other things, our ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. The line of credit also requires us to meet certain financial ratios and tests. A failure to comply with the obligations contained in the line of credit could result in an event of default under the line of credit, which could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

         WE PURCHASE METALS IN THE OPEN MARKET, AND OUR PROFITABILITY MAY VARY IF PRICES OF METALS FLUCTUATE. The principal raw materials that we use are carbon steel, aluminum, stainless steel, copper, brass, titanium and various special alloys and other metals. The metals industry as a whole is cyclical, and at times pricing and availability of raw materials in the metals industry can be volatile due to numerous factors beyond our control of the Company, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials, and may, therefore, adversely affect our net sales, operating margin and net income. During periods of rising raw materials pricing, there can be no assurance that we will be able to pass any portion of such increases on to our customers. When raw material prices decline, customer demands for lower prices could result in lower sale prices and, as we use existing inventory, lower margins. Changing metal prices could adversely affect our operating margin and net income.

         THE INDUSTRIES WHICH WE SERVE ARE CYCLICAL, WHICH RESULTS IN FLUCTUATIONS IN OUR RESULTS OF OPERATIONS. Many of our products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors beyond our control. We can give no assurance that we will be able to increase or maintain our level of sales in periods of economic stagnation or downturn.

         OUR OPERATIONS ARE SUBJECT TO A NUMBER OF FEDERAL, STATE AND LOCAL REGULATIONS RELATING TO THE PROTECTION OF THE ENVIRONMENT AND TO WORKPLACE HEALTH AND SAFETY. Our operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environment protection, remediation, workplace exposure and other matters. Hazardous materials that we use in our operations primarily include lubricants, cleaning solvents and hydrochloric acid. Some of the properties which we lease are located in industrial areas close to properties with histories of heavy industrial use. Although no environmental claims have been made against us and we have not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that we could be identified by the EPA, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, we could incur substantial litigation costs to prove we are not responsible for the environmental damage. We have obtained limited indemnities from the founders of each of our operating subsidiaries. We believe that these indemnities will be adequate to protect us from a material adverse effect on our financial condition should we be found to be responsible for a share of the clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and there can be no assurance that the limited indemnities will fully protect us.

         THERE IS NO ACTIVE TRADING MARKET FOR OUR SHARES. Our common stock is traded on the OTC Bulletin board under the symbol "GRMA.OB." Trading activity in our stock has fluctuated widely and at times has been limited. We cannot guarantee that a consistently active trading market for our stock will develop at any time in the future. In addition, we have applied to have our common stock listed for trading on the American Stock Exchange, but there can be no assurance that the American Stock Exchange will our application to list our common stock for trading on the exchange.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

         This prospectus and the documents to which we refer you and incorporate into this prospectus by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance.

         You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential," "seek" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 3. These and other factors may cause our actual results to differ materially from any forward-looking statement.

         Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                 USE OF PROCEEDS

         We are registering 3,906,669 shares for sale by the selling stockholders. We will receive no proceeds from the sale of the selling stockholders' shares. We will, however, receive proceeds of $1,056,430 (before registration costs) from the exercise of warrants to purchase up to 951,800 of the shares of common stock offered hereby. We intend to use any proceeds received from the exercise of warrants for working capital needs.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is traded on the OTC Bulletin Board under the symbol "GRMA" since April 2, 2002. Before that date, our common stock traded on the OTC Bulletin Board under the symbol "GRMG." We have applied to list our common stock on the American Stock Exchange under the symbol "_____." The following table shows the high and low bid prices for our common stock for each quarter since January 1, 2000. All share prices have been adjusted to provide for both the one for 14.758 reverse split which was effected in April, 2002 (i.e. they have been increased 14.758 times to compare them to current prices). The following table shows the high and low bid prices for our common stock since the inception of trading in February 1999 as reported by the OTC Bulletin Board. We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

2000 (OTC Bulletin Board)                   High Bid              Low Bid
----------------------------------------------------------------------------
Third quarter                               $  7.379              $  3.690
Fourth quarter                                11.806                 5.093

2001 (OTC Bulletin Board)                   High Bid              Low Bid
----------------------------------------------------------------------------
First quarter                               $ 11.806              $  5.093
Second quarter                                11.069                 3.690
Third quarter                                  6.641                 2.95
Fourth quarter                                 4.427                 1.476

2002 (OTC Bulletin Board)                   High Bid              Low Bid
----------------------------------------------------------------------------
First quarter                               $  3.690              $  1.623

         As of May 22, 2002, there were approximately 103 record holders of our common stock.

         We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

         Shares eligible for future sale, including shares being offered pursuant to this prospectus, could depress the price of our common stock, thus lowering the value of your investment. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.

          Our revenues and operating results may fluctuate significantly from quarter to quarter, which can lead to significant volatility in the price and volume of our stock. In addition, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

                              SELLING STOCKHOLDERS

         This prospectus relates to the offer and sale of 3,906,669 shares of our common stock by the selling stockholders identified below. Except as indicated below, none of the selling stockholders are or have been affiliates of ours.

         The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Other than Atlas Capital Services, each selling stockholder has agreed not to sell more than five percent (5%) of such holder's shares in any one-month period. Atlas Capital Services has agreed not to sell any shares in excess of twenty-five percent (25%) of the reported volume of trading in our common shares on the trading day preceding the proposed sale in any one-day period. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares sold by the selling stockholders. The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each of the selling stockholders.

                                         Shares Beneficially Owned Prior to
                                                    Offering (1)
                                       -------------------------------------
                                        Number of          Number of Shares            Shares          Percentage of
Name                                   Shares Owned             Offered             Beneficially           Class
                                                                                    Owned After         Owned After
                                                                                    Offering (2)       Offering (2)
--------------------------------     -----------------     ------------------      ---------------    ----------------
Seneca Capital, L.P.                          740,334                740,334                                        *
Seneca Capital International,               1,589,666              1,589,666                                        *
Ltd.
Keane Securities Co, Inc. (3)                  60,000                 60,000                                        *
Virgil Cilli (4)                                3,000                  3,000                                        *
James Feeney (4)                                4,000                  4,000                                        *
James J. Keane (4)                             65,000                 35,000               30,000                0.21%
Alexander Johnson (4)                           3,000                  3,000                                        *
Marie Keane (4)                                 5,000                  5,000                                        *
Frances Mack (4)                                3,000                  3,000                                        *
Gordon MacLaren (4)                             6,000                  6,000                                        *
Kenneth Nielsen (4)                             6,000                  6,000                                        *
Walter D. O'Hearn, Jr. (4)                     60,000                 30,000               30,000                0.21%
Sylvia Springer-Love (4)                        3,000                  3,000                                        *
Patricia Walsh(4)                               2,000                  2,000                                        *
Performance Petroleum, Inc.                   104,000                104,000                                        *
Frank Marshik (5)                             409,965                104,000              305,965                2.09%
Daniel Forrest                                  5,200                  5,200                                        *
Richard Littlefield                            20,800                 20,800                                        *
Larry A. Kendziora                             13,000                 13,000                                        *
Howard L. Burkhalter, Jr.                      10,400                 10,400                                        *
Robert G. Bell                                 10,400                 10,400                                        *
Atlas Capital Services, LLC (5)               413,869                413,869                                        *
A. Earl Swift (7)                           6,761,668                600,000            6,161,668               41.63%
Brandon Green                                 135,000                135,000                                        *
--------------------------------     -----------------     ------------------
TOTAL                                      10,434,402              3,906,669

(1)   Includes shares underlying presently exercisable warrants.
(2)   Assumes all of the offered shares are sold.
(3) Keane Securities is a registered broker-dealer and makes a market in our common stock.
(4)   An affiliate of Keane Securities, a market-maker in our common stock.
(5)   Mr. Marshik is one of our directors.
(6) We have entered into an investment banking agreement with Atlas Capital Services, LLC.
(7)   Mr. Swift is one of our directors.

                              PLAN OF DISTRIBUTION

         This prospectus covers the resale by selling shareholders of shares of our common stock that they have already purchased from us. Selling shareholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:

         o    transactions in the over-the-counter market;

         o    transactions on a stock exchange that lists our common stock; or

         o transactions negotiated between selling shareholders and purchasers, or otherwise.

         Broker-dealers may charge commissions to both selling shareholders selling common stock, and purchasers buying shares sold by a selling shareholder. Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling shareholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling shareholders may sell their common stock. Some states may also require selling shareholders to sell their common stock only through broker-dealers.

         We will not receive any proceeds from the sale of the shares by the selling shareholders pursuant to this prospectus. We will, however, receive proceeds of $1,056,430 (before registration costs) from the exercise of warrants to purchase up to 951,800 of the shares of common stock offered hereby. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $180,000. The selling shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder.

                         MANAGEMENT'S PLAN OF OPERATION

GENERAL

         We are a development stage company that, as of the end of our last fiscal year, had not commenced revenue-producing operations since our inception on February 10, 1997. On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly-owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly-owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. In connection with the merger, we issued 413,689 shares of common stock to an affiliated party in payment of investment banking services. On May 17, 2002, each share of our Series A and Series B preferred stock automatically converted into one (1) share of our common stock.

         In connection with the merger, all of our pre-merger officers and directors resigned and William S.H. Stuart, Matthew C. Flemming, Dwayne Lewis,
W. Donald Parr, Aubrey Earl Swift and Frank X. Marshik were appointed as our directors. Mr. Stuart was also appointed to serve as the Chairman of our Board, Chief Executive Officer and President. Mr. Flemming was appointed to serve as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Lewis was appointed to serve as our Chief Operating Officer.

         We have received approval from our board of directors and a majority of our voting shareholders to reincorporate under the laws of the State of Delaware pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, we will change our name to "Excalibur Industries, Inc." The reincorporation merger is expected to become effective in June, 2002.

         Since the stockholders of Excalibur Holdings owned approximately 91% of our outstanding voting shares after giving effect to the merger, and since we were a development stage company with limited operations before the merger, Excalibur Holdings will be deemed the acquirer for accounting purposes, and the transaction will be reflected as a recapitalization of Excalibur Holdings. In a recapitalization, the historical stockholders' equity of Excalibur Holdings prior to the merger will be retroactively restated for the equivalent number of shares received in the merger after giving effect to any difference in par value of our stock and Excalibur Holdings' stock by an offset to capital.

LIQUIDITY AND CAPITAL RESOURCES

         As of March 31, 2002, we had had current assets of $50,911 and a working capital deficit of $6,239. In addition, we had a total accumulated deficit of $116,739 as of March 31, 2002. However, on a pro-forma basis, taking into account our acquisition of Excalibur Holdings, Inc., we had current assets of $4,996,099 and a working capital deficit of $305,427.

         On May 8, 2002, we entered into a credit agreement with Stillwater National Bank, which provides us with a $2 million revolving line of credit facility. The line of credit has a term of one year, is secured by a first priority security interest in our accounts receivables and inventory and a second priority security interest in our equipment. The line of credit replaces approximately $600,000 of prior existing revolving credit facilities and approximately $150,000 in short-term debt. We paid an up front fee of 25 basis points ($5,000) to Stillwater National Bank in connection with the line of credit.

         The line of credit may be utilized for general corporate purposes, including working capital and acquisition financing. Under the line of credit, we borrow at a rate of interest equal to the higher of (a) six percent (6%) or
(b) Stillwater's prime rate plus 100 basis points. The line of credit provides for an advance rate of 80% of qualified receivables and 50% of qualified inventory. The line of credit is subject to customary financial and other covenants including, but not limited to, limitations on payment of dividends, limitations on consolidations, mergers and sales of assets and bank approval on acquisitions.

         The report of our independent accountants for the fiscal year ended June 30, 2001 states that due to the absence of operating revenues and our limited capital resources, there was doubt about our ability to continue as a going concern. We believe that the merger with Excalibur Holdings has sufficiently addressed the absence of operating revenues and capital resources.

         As of the date of this report, we believe that, in order to fund our plan of operations over the next 12 months, we will need to refinance existing short-term debt obligations. We currently have no agreements or commitments concerning the refinancing of these short-term debt obligations. If we are able to refinance these debt obligations, we should be able to fund our plan of operations over the next 12 months from cash flows generated from operations. If we are unable to refinance these debt obligations, we will seek to fund our capital requirements over the next 12 months from the sale of our securities. We have no agreements or commitments concerning the sale of our securities and there can be no assurance that we will be able to obtain sufficient additional capital through the sale of our securities as needed.

         Part of our growth strategy is to acquire companies that offer complementary products and services to those industries which we currently serve as well as new industries. We also intend to leverage our steel fabrication and specialty manufacturing capabilities by acquiring leading companies that manufacture higher-value components from processed metals. Where appropriate, we will seek to acquire companies located in markets where we currently operate to increase utilization at existing facilities, thereby improving operating efficiencies and more effectively using capital without a proportionate increase in administrative costs. We do not currently have agreements or understandings to acquire any other companies.

                                    BUSINESS

GENERAL

         We are a metal fabrication and specialty manufacturing company that designs, manufactures, and assembles steel components and products for power generation, aerospace, petrochemical and energy companies. We seek to increase sales and growth opportunities by creating synergies among our four subsidiaries, and we seek to minimize risks by maintaining diversified customer bases and business cycles.

         We operate through four operating subsidiaries: Excalibur Steel, Excalibur Aerospace (which does business as Aeroweld), Excalibur Services and Shumate Machine Works. Our operations include the following: (i) fabrication of structural steel components on a high volume basis; (ii) design and manufacture of aircraft training devices used for civil aviation, military and counter-terrorism sectors; (iii) fabrication and production of pressure vessels and heat exchangers; and (iv) close tolerance machining of steel alloy components and product assemblies for oil services applications.

OUR MARKET OPPORTUNITY

         The primary markets for our products are the power generation, aerospace and defense, petrochemical and energy industries. Customers in these industries demand high-quality products, timely delivery and customer service. They also demand high levels of precision in the products they purchase. Each industry we intend to serve has its own unique demands.

         POWER GENERATION. According to the Annual Energy Outlook of the U.S. Department of Energy's Information Administration, 1,310 new power plants with a total of 393 gigawatts of capacity are projected to be needed by 2020 to meet growing demand and to offset retirements. The report also indicates that demand for power generation internationally will increase at an even more rapid rate than in the United States. We anticipate that this demand for additional power plants will provide us with an opportunity to supply more steel components to our existing power generation customers as well as develop new customers.

         AEROSPACE AND DEFENSE. The aerospace and defense industries require aircraft training devices in order to train commercial and military pilots and other flight personnel. We believe that the demand for aircraft training devices will continue, particularly as the commercial aviation industry becomes subject to stricter Federal Aviation Regulations and standards. Although spending by commercial airlines for training devices has decreased in recent months, we believe that demand for these devices will increase over the long term. We also foresee that increased spending in the military sector will continue to provide new opportunities for us.

         In addition, in response to the terrorist attacks of September 11, 2001, President Bush has proposed a $38 billion HomeLand Defense/Security Budget. We believe that, if the HomeLand Defense Budget is passed, it will provide additional demand for products such as flight simulators, counter-terrorist trainers and other anti-terrorist training devices. The proposed Homeland Defense Budget allocates $3.5 billion for municipalities and local fire and police training. We believe that municipalities will use a portion of these funds to obtain cabin trainers and other training equipment for "first-responder" training. We also believe that there has been a heightened demand for components used to upgrade airline cockpit door security and other anti-terrorist aviation equipment.

         ENERGY. According to the 2001 Ziff Energy Group Gas Industry Outlook, energy producers are forecasting increases in demand for oil and gas over the next five years. We believe that oil and gas exploration will expand during this period, which would create additional demand for close-tolerance machining of component parts used in drilling equipment and production facilities.

         PETROCHEMICAL. The Environmental Protection Agency estimates that, over the next several years, $27 billion will be spent to bring industrial facilities into compliance with the Clean Air Act. Modernization, expansion, and retrofitting of existing facilities to reduce airborne emissions will require substantial amounts of fabricated steel products. Construction of new plants should also create significant demand for fabricated steel products.

OUR OPERATING SUBSIDIARIES

         EXCALIBUR STEEL fabricates structural steel. It has a base of long-term customers, and it operates in what we project to be an expanding market. Excalibur Steel focuses on manufacturing components for power generation, distribution and transmission. Our manufacturing process includes receiving raw steel and performing a series of steps, including cutting, bending, drilling to specifications, then fitting and welding the component pieces. Our products include ducting systems for the inlet sides of gas turbines, silencer panels for reduction of noise with turbines, and stainless steel piping used with high pressure steam. Excalibur Steel employs 120 people and its facility is approximately 90,000 square feet. Excalibur Steel's customers include J&G Steel Corporation, Woolslayer Co., BTI and KCI.

         EXCALIBUR AEROSPACE d.b.a. AeroWeld has specialized for 23 years in the highly precise design, fabrication and assembly if military and civil aircraft training equipment. These products include flight simulators, counter-terrorist trainers, hostage rescue trainers, emergency evacuation trainers, and pilot flight training devices built to the needs of the commercial airlines, military, defense contractors and law enforcement. Excalibur Aerospace's expertise includes close tolerance machining, specialty fabrication, and engineering design. Excalibur Aerospace has manufactured and installed a full-scale Boeing airline cabin mock-up for the Federal Bureau of Investigation which is now used for counter-terrorism and hostage rescue training at its FBI headquarters in Quantico, Virginia. Excalibur Aerospace is a leading sub-contractor for Berkshire Hathaway's Flight Safety International, a leading flight simulator training company. Excalibur Aerospace builds the hardware and motion systems for flight simulation used with pilot simulation training. Excalibur Aerospace is a supplier to commercial airlines and airframe manufacturers such as Airbus. Historically, we achieved sales mainly through referral marketing without a dedicated sales force. We have added a technically trained sales force at the Excalibur Aerospace subsidiary to appropriately market these products. Recently, we recruited a business development manager with industry experience for Excalibur Aerospace. Excalibur Aerospace employs about 55 people and has approximately 80,000 square feet of manufacturing space. Our customers include the FBI, Flight Safety International, Singapore Airlines, Korean Airlines, American Airlines, Northwest Airlines, Delta Airlines and the United States military and government.

         EXCALIBUR SERVICES designs, fabricates, and manufactures pressure vessels, heat exchangers and structural components for the oil, chemical, petrochemical, power generation, and pulp and paper industries. This equipment maximizes energy conservation in the plants used in these industries while meeting EPA guidelines. The manufacture of pressure vessels and heat exchangers involves welding to high standards of quality control that usually requires certifications, pressure-testing and x-ray inspection. Excalibur Services is code certified by the American Society of Mechanical Engineers (ASME) to meet these requirements. Excalibur Services began operations in November 2001 when we purchased selected equipment and inventory from RedHawk Industries in Tulsa, Oklahoma. We also hired key employees for this subsidiary and have begun a sales and marketing effort. As an ASME certified company, Excalibur Services provides complementary services to the other Excalibur subsidiaries which were formerly outsourced. Current customers of Excalibur Services include BDT Engineering, Braden Manufacturing, Phillips Petroleum, Gas Tech and the AES Corporation.

         SHUMATE MACHINE WORKS specializes in providing close tolerance machining of components and entire product assemblies for the oil and gas industry. In particular, Shumate machines large parts and produces complex assemblies for downhole operations under extreme environmental conditions for oil and gas exploration. These parts typically involve the machining of exotic alloys with high Rockwell hardness. Shumate has a diverse customer base, including BHI-Inteq Enventure, a Halliburton/ Shell joint venture, Oceaneering Intervention Engineering, Texas Oil Tools and Canrig Drilling Technology. Shumate is a major supplier for BHI-Inteq Enventure's proprietary down-hole casing modification equipment, which requires precision machining of tool steel. We project demand for this equipment to grow, and we believe that we are well-positioned to increase market share in this area. This subsidiary employs 30 people at an 18,000-square foot plant in Magnolia, Texas, outside of Houston. Shumate's facility features exceptional capabilities for large diameter precision machining, with 95% of all processes being computer-numeric controlled
(CNC). The founder and former president, Larry Shumate, will continue to manage the business as Vice President of Business Development.

STRATEGY

         Our goal is to become a leading steel fabrication and specialty manufacturing company with a national presence, to manufacture higher-value, precision-machined steel components and to increase our position in our selected market niches. We intend to achieve these objectives through the following strategic efforts:

         ACCELERATING INTERNAL SALES GROWTH. A key component of our strategy is to accelerate internal sales growth at each of our operating subsidiaries. The following are the key elements of this internal growth strategy:

         o EXPAND PRODUCTS AND SERVICES TO EXISTING CUSTOMERS. We intend to expand the products and services we offer to our existing customers by cross-marketing the products, services, and expertise of our operating subsidiaries to one another. We believe that there are significant opportunities to accelerate internal growth by making capital investments in areas such as inventory management, logistics systems and processing equipment, thereby expanding the range of processes and services which we offer. We intend to develop and maintain long-term "partnering" relationships with customers in response to their demand for shorter production cycles, outsourcing, just-in-time delivery and other services that lower customers' total production costs.

         o ADD NEW CUSTOMERS. There are numerous potential opportunities to expand our customer base in each of the industries we serve. We have commenced the installation of a well-trained, technically competent sales force that we believe will be able to obtain long-term contracts from new customers in our core industries. We are also implementing a marketing program that will utilize professional marketing services and to adopt "best practices" among our operating companies to identify, obtain and maintain new customers. In addition, we intend to increase our visibility through trade shows, associations and publications.

         IMPROVING OPERATING MARGINS. We believe that there are significant opportunities within our operating subsidiaries to realize purchasing economies and increase profitability. The following are the key components of this strategy:

         o INCREASE OPERATING EFFICIENCIES. The consolidation of our operating subsidiaries under our corporate umbrella presents significant opportunities to achieve operating efficiencies and cost savings. We intend to use our increased purchasing power to gain volume discounts and to develop more effective inventory management systems. We expect measurable cost savings in such areas as inventory control, vehicle leasing and maintenance, information systems and contractual relationships with key suppliers. Moreover, we are reviewing our operating and training programs at the local and regional levels to identify those "best practices" that can be successfully implemented throughout our operations.

         o CENTRALIZE APPROPRIATE ADMINISTRATIVE FUNCTIONS. There are also significant opportunities to improve operating margins by consolidating administrative functions such as financing, marketing, insurance, employee benefits, accounting, and risk management.

         EXPAND NEW PRODUCT OFFERINGS AND CUSTOMERS. We will seek to expand the range of products we produce. As an example, Excalibur Aerospace will expand its training and simulator business to other areas which may include cranes, tractor trailers, and armored-carrier vehicles. Excalibur Steel is forging new customer relationships with leading companies to sell additional power generation components. Our overall goal is to develop new, complementary business lines that carry higher margins and appeal to broader customer bases.

         EXPANDING THROUGH STRATEGIC ACQUISITIONS. We believe that the steel fabrication and specialty manufacturing industry is highly fragmented, with as many as 54,000 participants, 5,800 of which operate in the states of Louisiana, New Mexico, Oklahoma, and Texas and many of which are small-scale operators. We intend to acquire companies that offer complementary products and services to those industries which we currently serve as well as new industries. This will enable existing and future customers to obtain a broader range of value-added products and services from our existing operating subsidiaries. We also intend to leverage our steel fabrication and specialty manufacturing capabilities by acquiring leading companies which manufacture higher-value components from processed metals. Where appropriate, we will seek to acquire companies located in markets where we currently operate to increase utilization at existing facilities, thereby improving operating efficiencies and more effectively using capital without a proportionate increase in administrative costs.

SALES AND MARKETING; CUSTOMERS

         Our operating subsidiaries have developed and maintained long-term relationships with their existing customers. In addition, we intend to expand our market presence by installing a professional sales and marketing staff. This sales team focuses on identifying new prospective customers in the industries which we currently service. Working closely with in-house engineering and estimating, the sales team strives to create a value-added solution driven by the customer's needs. The combined capabilities of our subsidiaries allow us to offer more complete solutions than those of our individual competitors. We use a variety of methods to identify these target customers, including the utilization of databases, direct mail and participation in manufacturers' trade shows. These efforts supplement our operating subsidiaries' traditional sales and marketing efforts of customer referrals and territory canvassing. Once a target customer is identified, our salespeople assume responsibility for visiting the appropriate person at the target, typically the purchasing manager, or manager of operations, or chief engineer, and seeks to explain the potential advantages of our products and services and our commitment to service and quality.

         We focus on maintaining existing customer relationships by receiving and soliciting individual orders and responding to inquiries by customers. We also focus on identifying target customers and calling on them to explain our products services. The sales force is trained and knowledgeable about the characteristics and applications of our various products as well as our manufacturing methods. Our high level of interaction with our customers provides us with meaningful feedback and information about sales opportunities.

         Nearly all of our sales are on a negotiated price basis. In some cases, sales are the result of a competitive bid process where a customer sends us and several competitors a list of products required, and we submit a bid on each product. Frequently, the ability to meet customer deliver schedules is a significant aspect of winning a bid, and the combined capabilities of our subsidiaries often allows us to out-perform other competitors.

         We have a diverse customer base of more than 51 customers. We believe that our long-term relationships with many of our customers will contribute significantly to our success.

COMPETITION

         We are engaged in highly-fragmented and competitive industries. Competition is based primarily on quality, service, price, timeliness, and geographic proximity. We compete with a large number of other steel fabricators and manufacturers on a regional and local basis, many of which may have greater financial resources than us, several of which are public companies. We also compete to a lesser extent with producers of plastics and other materials that may be used in place of metal in some manufactured products. We believe that we are able to compete effectively by defining and understanding customer and market needs, using our technology base to develop new product applications that meet those needs, communicating and demonstrating the technical advantage of our products and building long-term relationships with our customers. We also believe that, because we will achieve economies of scale with our combined operating subsidiaries, we will be able to take on larger projects that require higher levels of complex machining without the need to invest in additional capital equipment.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

         Our operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, our operations are subject to extensive federal, state, and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. Hazardous materials used in our operations include lubricants, cleaning solvents, and hydrochloric acid.

         We believe that we are in substantial compliance with all such laws and do not currently anticipate that we will be required to expend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements. However, some of the properties leased by us are located in areas with histories of heavy industrial use.

         Although no environmental claims have been made against us and we have not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that we could be identified by the EPA, a state agency, or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, we could incur substantial litigation costs to prove that we are not responsible for the environmental damage. We have obtained limited indemnities from the founders of each of our operating subsidiaries. We believe that these indemnities will be adequate to protect us from a material adverse effect on our financial condition should we be found to be responsible for a share of any clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and there can be no assurance that these limited indemnities will fully protect us.

SAFETY

         We are committed to focusing and emphasizing safety in the workplace. We currently have a variety of safety programs in place, which include regular weekly or monthly field safety meetings, bonuses based on an employee's or a team's safety record and training sessions to teach proper safety work procedures. We plan to establish "best practices" throughout our operations to ensure that all employees comply with safety standards that we establish, as well as our full compliance with federal, state and local laws and regulations. In addition, we intend to continue to emphasize the need for an accident-free workplace.

RISK MANAGEMENT, INSURANCE, AND LITIGATION

         The primary risks in our operations are property damage, workers' compensation and third-party bodily injury. We maintain insurance above certain self-insured limits for liability for bodily injury, third-party property damage and workers' compensation, all of which we consider sufficient to insure against these risks.

         We are not party to any legal proceeding other than routine litigation incidental to the business.

EMPLOYEES

         We currently employ approximately 247 people in operations in Tulsa, Oklahoma, and Magnolia, Texas. Of the total, 29 are in administration, 17 are in sales, marketing, and distribution, and 201 are in fabrication, manufacturing and production. None of our employees are represented by a labor union, and we have not entered into a collective bargaining agreement with any union. We have not experienced any work stoppages and consider our relations with our employees to be good.

PROPERTIES

         Our executive offices are located in Houston, Texas and consist of approximately 3,080 square feet of leased space. We lease this space pursuant to a written 18 month year lease expiring August 31, 2003 at the rate of $6,160 per month. We lease over 250,000 square feet of manufacturing facilities in the Tulsa, Oklahoma region. We lease this space pursuant to written leases with an average term of two years at a rate totaling $25,700 per month. We lease over 18,000 square feet of manufacturing facilities in Magnolia, Texas. We lease this space at the rate of $5,000 per month.

BUSINESS DEVELOPMENT

         We incorporated on February 10, 1997 in the state of Florida. We have received approval from our board of directors and a majority of our voting shareholders to reincorporate under the laws of the State of Delaware pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, we will change our name to "Excalibur Industries, Inc." The reincorporation merger is expected to become effective in June, 2002.

         On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly-owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly-owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. In connection with the merger, we issued 413,689 shares of common stock to an affiliated party in payment of investment banking services. On May 17, 2002, each share of our Series A and Series B preferred stock automatically converted into one (1) share of our common stock.

                                   MANAGEMENT

EXECUTIVE OFFICER AND DIRECTORS

         Our executive officers and directors, the positions held by them, and their ages are as follows:

          NAME                     AGE                         POSITION
William S.H. Stuart                40             Chairman of the Board of Directors, President
                                                  and Chief Executive Officer

Matthew C. Flemming                33             Chief Financial Officer, Executive Vice President,
                                                  Treasurer, Secretary and Director

Dwayne Lewis                       42             Chief Operating Officer and Director

Aubrey Earl Swift                  68             Director

Frank X. Marshik                   75             Director

W. Donald Parr                     62             Director

G. Ross Brown                      55             Vice President of Operations

David Rains                        45             Vice President of Marketing

         WILLIAM S.H. STUART is the Chairman of the Board and our Chief Executive Officer. Mr. Stuart was a co-founder of Excalibur Holdings and has been involved with all of its acquisitions. From August 1998 to December 2000, Mr. Stuart served as Chairman and CEO of HTE8, a Houston, Texas based privately held wireless Internet service provider. From April 1992 to March 1998, he served as Chairman, CEO and President of Bluegate Systems, Inc., a privately held full service network integration company located in Houston, Texas. In April 1998, Bluegate sold to EqualNet Inc., a Nasdaq small cap company, where Mr. Stuart served as Vice President from April 1998 to August 1998. Prior to that, Mr. Stuart served as Vice President and General Manager of MultiNet, Inc., from 1990 to 1992, which was a privately held systems integration firm located in Houston, Texas.

         MATTHEW C. FLEMMING is a Director and our Chief Financial Officer, Treasurer, Secretary and Executive Vice-President. Mr. Flemming was a co-founder of Excalibur Holdings and has been involved with all of its acquisitions. From June 1999 to March 2001, he served as Chief Executive Officer of WorldByNet, Inc. a Houston, Texas based privately held Internet start-up company. From January 1994 to May 1999, Mr. Flemming served as Chief Executive Officer of FARO Pharmaceuticals, Inc., a privately held specialty products company. From May 1991 to December 1993, he was a Series 7 licensed financial advisor with Eppler, Guerin and Turner, the largest regional investment banking firm in the Southwest at that time. Mr. Flemming received a Bachelor of Arts in Finance from the University of Houston.

         DWAYNE C. LEWIS is a Director and our Chief Operating Officer. Mr. Lewis was a founder, owner, and the Chief Executive Officer of Excalibur Steel since its inception in 1997. Prior to founding Excalibur Steel, Mr. Lewis was the Chief Field Engineer at Osborn Engineering from 1993 to 1997, where he oversaw all aspects of the design process and field implementation services. Mr. Lewis received a Bachelor of Science in Civil Engineering from Alberta University.

         AUBREY EARL SWIFT is a Director. Mr. Swift is the founder of Swift Energy Company, whose shares of common stock are traded on the New York Stock Exchange, and he has served as the Chairman of its board of directors since its founding in 1979. Mr. Swift also served as Swift Energy's Chief Executive Officer until May 2001. From 1962 to 1979, Mr. Swift was employed by affiliates of American Natural Resources Company, serving his last three years as vice president of Exploration and Production for the Michigan-Wisconsin Pipeline Company and American Natural Gas Production Company. From 1955 to 1961, Mr. Swift was employed by Humble Oil Company, a predecessor of Exxon U.S.A. Mr. Swift received a Bachelor of Science degree in petroleum engineering from the University of Oklahoma, a Juris Doctor from South Texas College of Law and a Masters of Business Administration from the President/Key Executive Program at Pepperdine University.

         FRANCIS X. MARSHIK is a Director. Mr. Marshik retired in 1986 from M.W. Kellogg, an engineering, construction, and fabrication company, where he served as its Senior Vice President of Global Business Development since 1980. From 1974 to 1980, Mr. Marshik was Commercial Vice President of M.W. Kellogg in London, and from 1968 to 1972, he was the head of the Far East as General Manager of Japan. From 1950 to 1966, Mr. Marshik held various positions at C.F. Braun, an engineering company. He received a Bachelor of Science from Oregon State University.

         W. DONALD PARR is a Director. Mr. Parr currently serves as a financial advisor with UBS PaineWebber Securities, Inc., where he has served since 1995. From 1991 to 1995, Mr. Parr was a principal at Parr Consulting Group, where he advised clients on mergers and acquisitions, strategic planning, and capital markets matters. From 1987 to 1991, Mr. Parr served as chief financial officer and a director of NTS Corp., a real estate development and management company. From 1981 to 1987, he served as chief financial officer and a director of General Homes Corporation, a home building company whose common stock trades on the New York Stock Exchange at that time. Mr. Parr has been a member of the Board of Arbitrators, NASD Regulation, Inc. since 1997. He received his Bachelor of Science in Accounting and Economics and his Masters in Business Administration in Finance from American University.

         G. ROSS BROWN is our Vice President of Operations. Mr. Brown has over 20 years of experience devoted to computer radio frequency networking, factory-floor and inventory management processes, enterprise manufacturing strategies, and supply chain management. From 1976 to 2001, he was with G. Ross Brown Companies serving as President of this Tulsa, Oklahoma based consulting company. From 1971 to 1976 he was Executive Vice President with Prewitt Engineering Consultants Mr. Brown received a Bachelor of Arts degree from Tokyo Westmar University.

         DR. DAVID RAINS is our Vice President of Marketing. From 1999 to 2001, Mr. Rains served as vice president of business development for HTE8, a Houston, Texas based privately-held wireless Internet service provider. From 1994 to 1998, he served as Chief Operating Officer for Publishers Discount Warehouse, a privately-held direct marketing company with over 100 employees. From 1986 to 1994, Dr. Rains served as an independent consultant, providing consulting services for designing management information systems. From 1994 to 1996, Dr. Rains served on the Customer Advisory Board for Sprint Communications. He received a Doctor of Musical Arts degree from the University of Texas at Austin and Bachelor's and Master's degrees from Baylor University, where he was a National Merit Scholar.

EXECUTIVE COMPENSATION

         CASH COMPENSATION OF EXECUTIVE OFFICERS. The following table sets forth the cash compensation paid to the Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended June 30, 2001, 2000, and 1999.

                                         ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                         -------------------------------------------------- ------------------------------------
                                                                                               COMMON SHARES        ALL
                                                                               RESTRICTED       UNDERLYING         OTHER
                                                              OTHER ANNUAL        STOCK       OPTIONS GRANTED     COMPEN
   NAME AND POSITION       YEAR     SALARY         BONUS      COMPENSATION     AWARDS ($)       (# SHARES)        -SATION
----------------------------------------------   -------------------------- ----------------- ------------------ ------------
William S.H. Stuart,       2001     $    0          -0-            -0-             -0-             ------           -0-
Chairman, President, and   2000     $    0          -0-            -0-             -0-                -0-           -0-
Chief Executive Officer    1999     $    0          -0-            -0-             -0-                -0-           -0-

Joseph Spitzer             2001     $    --         -0-            -0-             -0-             ------           -0-
Former Chief Executive     2000     $    0          -0-            -0-             -0-                -0-           -0-
Officer                    1999     $    0          -0-            -0-             -0-                -0-           -0-



                                                            OPTION/SAR GRANTS IN 2001 FISCAL YEAR
                                                                      INDIVIDUAL GRANTS
                                  --------------------------------------------------------------------------------------
                                       NUMBER OF
                                      SECURITIES
                                      UNDERLYING        % OF TOTAL OPTIONS/SARS       EXERCISE OR
                                     OPTIONS/SARS       GRANTED TO EMPLOYEES IN       BASE PRICE
              NAME                    GRANTED (#)             FISCAL YEAR               ($/SH)           EXPIRATION DATE
---------------------------------- -------------------- ------------------------ ----------------------- ---------------
Joseph Spitzer                             --                    --                       --                     --

         Mr. Spitzer was our President and Chief Executive Officer until April
2002, at which point, Mr. Stuart became President and Chief Executive Officer.
No executive officer earned in excess of $100,000 in any of our previous fiscal years.


         EMPLOYMENT AGREEMENTS. We have entered into employment agreements with the Chairman of our Board of Directors, our President and Chief Executive Officer, Mr. William S.H. Stuart, our Chief Financial Officer, Executive Vice President, Treasurer, and Secretary, Mr. Matthew C. Flemming, our Chief Operating Officer, Mr. Dwayne Lewis, our Vice President of Marketing, Mr. David Rains, and our Vice President of Operations, Mr. G. Ross Brown. Pursuant to their agreements, each executive officer is required to devote his entire business time to our affairs, subject to certain exceptions. The following chart sets forth the annual salary and term of each executive officer's employment agreement:

Name                         Annual Salary             Expiration of Term
-------------------------    ----------------------    -------------------------
William S.H. Stuart          $225,000                  December 1, 2004
Matthew C. Flemming          $210,000                  December 1, 2004
Dwayne Lewis                 $200,000                  November 27, 2004
G. Ross Brown                $150,000                  November 27, 2004
David Rains                  $120,000                  December 1, 2004

         Each executive officer is also entitled to receive potential discretionary bonuses, reimbursement of expenses, vacation, and health and other benefits. All of the employment agreements of these executive officers are subject to automatic three month extensions unless either party chooses not to renew.

         COMPENSATION OF DIRECTORS. All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

STOCK OPTION PLAN

         In 2002, we adopted a Stock Option Plan permitting us to grant options to employees, directors, consultants and independent contractors. The purpose of the plan is to allow us to attract and retain such persons and to compensate them in a way that links their financial interests with the interests of our shareholders. Awards under the plan may take the form of incentive stock options or non-qualified stock options. A total of 2,000,000 shares may be issued pursuant to the plan. As of the date of this prospectus, we had granted options to purchase approximately 1,865,000 shares of our common stock.

         Our stock option plan is administered by a committee appointed by our board of directors or, in the absence of such a committee, by the entire board. The committee has, subject to specified limitations, full authority to grant options and establish the terms and conditions of vesting and exercise. The exercise price of incentive stock options granted under the plan is required to be no less than the fair market value of our common stock on the date of grant (110% in the case of a greater than 10% stockholder).

         The committee may grant options for terms of up to 10 years, or 5 years in the case of incentive stock options granted to greater than 10% stockholders. No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by us or ceases to have a relationship with us, his or her options will expire one year after termination by reason of death or permanent disability, thirty days after termination for cause and three months after termination for any other reason.

         Subject to the foregoing, the committee has broad discretion to set the terms and conditions applicable to options granted under the plan. The committee may discontinue or suspend option grants under the plan, or amend or terminate the plan entirely, at any time. With the consent of an optionee, the committee may also make such modification of the terms and conditions of such optionee's option as the committee shall deem advisable. However, the committee has no authority to make any amendment or modification to the plan or any outstanding option which would do any of the following:

         o increase the maximum number of shares which may be purchased pursuant to options granted under the stock option plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments;

         o change the designation of the class of employees eligible to receive qualified options;

         o extend the term of the stock option plan or the maximum option period thereunder;

         o decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the stock option plan, except in connection with certain antidilution adjustments; or

         o cause qualified stock options issued under the stock option plan to fail to meet the requirements of incentive stock options under
              Section 422 of the Internal Revenue Code.

         Any such amendment or modification shall be effective immediately, subject to stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the plan.

RELATED PARTY TRANSACTIONS

         On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly-owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly-owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. On May 17, 2002, each share of our Series A and Series B preferred stock automatically converted into one (1) share of our common stock.

         In connection with the merger, we issued all of the shares of common stock currently held by our directors, our executive officers and each person who we know to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, except for 200 shares of our common stock held by W. Donald Parr, one of our directors. In addition, we issued, in connection with the merger, 413,689 shares of common stock to Atlas Capital Services, LLC, an investment banking firm who is indirectly controlled by Michael D. Farkas, our former Executive Vice President, Chief Financial Officer, Treasurer and Secretary.

         Immediately before the merger with Excalibur Holdings, we issued 25,000 shares of common stock to each of Michael D. Farkas and Joseph Spitzer, our former President and Chief Executive Officer, as a bonus for services rendered. We also issued options to purchase an additional 100,000 shares of common stock for $1.00 per share to each of Mr. Farkas and Mr. Spitzer.

         We have agreed to lease the facilities for our Excalibur Aerospace subsidiary from Aeroweld, Inc., one of our principal stockholders, at a rate of $11,000 per month for a period of 24 months. In addition, we have entered into a consulting agreement with Tommy Worth, the sole shareholder of Aeroweld, Inc., pursuant to which Mr. Worth provides consulting services to us for a consulting fee of $41,667 per month until March, 2007.

         We believe that the foregoing transactions were in our best interests. Consistent with Section 607.0832 of the Florida Business Corporation Act and the rules of the American Stock Exchange, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the shareholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND
OFFICERS

         The Florida General Corporation Law provides that corporations may include a provision in their Articles of Incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director for any of the following:

         o any breach of the director's duty of loyalty to the corporation or its stockholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o unlawful payment of a dividend or unlawful stock purchase or redemption; or

         o any transaction from which the director derived an improper personal benefit.

         Our articles of incorporation provide that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Florida Law. In addition to the foregoing, our bylaws provide that we shall indemnify directors, officers, employees, or agents to the fullest extent permitted by law.

         The above provisions in our articles of incorporation and bylaws may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

         The indemnification provisions in the Bylaws and the indemnification agreements we enter into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, we are aware that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by the following persons:

         o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

         o    each of our directors and executive officers; and

         o    all of our directors and executive officers as a group.

                                                       NUMBER OF SHARES
                NAME AND ADDRESS                      BENEFICIALLY OWNED     PERCENTAGE OWNED
                ----------------                      ------------------     ----------------
William S.H. Stuart (1) .....................                  0 (2)                 0%
Matthew C. Flemming (1)......................          6,578,334 (3)                45%
Dwayne Lewis (1).............................       6,578,334 (3)(4)                45%
W. Donald Parr...............................             75,200 (5)              0.51%
Aubrey Earl Swift............................       6,761,668 (3)(6)             45.68%
Frank X. Marshik ............................            409,965 (7)              2.79%
G. Ross Brown (1) ...........................            140,000 (8)              0.96%
David Rains (1)..............................            100,000 (9)              0.68%
The Robert and Mary Stuart Irrevocable Trust.      6,578,334 (3)(10)                45%
CDLDSL LTD...................................      6,578,334 (3)(11)                45%
Aeroweld, Inc................................         1,000,000 (12)              6.84%
Seneca Capital, L.P..........................         2,330,000 (13)             15.18%
Seneca Capital International, Ltd............                   (14)

All directors and officers as a group........              7,486,833             49.65%

         (1) The address is 18625 Northchase Drive, Suite 630, Houston, Texas 77060

         (2) William S.H. Stuart one of several beneficiaries under the Robert and Mary Stuart Irrevocable Trust, the record holder of these shares, but he is not deemed to be a beneficial owner of these shares under the rules and regulations of the SEC, as he has no investment or voting power over the shares.

         (3) Includes 1,600,000 shares held by Mr. Flemming, 2,195,000 shares held by the Robert and Mary Stuart Irrevocable Trust, 1,283,334 shares held by Mr. Swift, and 1,500,000 held by CDLDSL LTD. These holders have entered into a shareholder's voting agreement with respect to all of the shares of common stock held by each of them. Under the terms of the voting agreement, the holders agree to vote their shares in favor of William S.H. Stuart, Mr. Flemming, Mr. Swift, and Dwayne Lewis to serve as directors of Global Realty whenever the election of the directors of Global Realty is submitted to the shareholders for its or their vote or consent.

         (4) Includes 1,500,000 shares held by CDLDSL Ltd, a Nevada limited liability company of which Mr. Lewis is a member and 500,000 shares underlying presently exercisable options.

         (5) Includes 75,000 shares underlying presently exercisable options. Mr. Parr's address is 3530 Travis Street, #414, Dallas, Texas 75204.

         (6) Includes 183,334 shares underlying presently exercisable warrants. Mr. Swift's address is 2715 S. Southern Oaks, Houston, Texas 77068.

         (7) Includes 50,000 shares held by Mr. Marshik's spouse, and 61,600 shares underlying presently exercisable warrants. Mr. Marshik's address is 5110 San Felipe #127W, Houston, Texas 77056.

         (8)  Includes 40,000 shares underlying presently exercisable options.

         (9)  Includes 100,000 shares underlying presently exercisable options.

         (10) The Trust's address is 302 Walnut Street, Bridgeville, Delaware 19933.

         (11) CDLDSL's address is 115 Ridge Street, Reno, Nevada 89501.

         (12) The address of Aeroweld is 405 North Redbud Avenue, Broken Arrow, Oklahoma 74012.

         (13) The address of Seneca Capital, L.P. is 527 Madison Avenue, 11th Floor, New York, NY 10022, and the address of Seneca Capital International, Ltd. is 830 Third Avenue, 14th Floor, New York, NY 10022.

         (14) Seneca Capital, L.P. beneficially owns 740,334 shares, which includes 233,667 shares underlying presently exercisable warrants. Seneca Capital International, Ltd. beneficially owns 1,589,666 shares, which includes 496,333 shares underlying presently exercisable warrants. We believe that Seneca Capital, L.P. and Seneca Capital International, Ltd. constitute a "group" which beneficially owns these shares.

         Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this prospectus, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this prospectus.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 67,759,859 shares of common stock, $.001 par value, of which, as of the date of this prospectus, 14,618,436 shares are issued and outstanding. As of the date of this prospectus, there are outstanding options, warrants and rights which, upon exercise or conversion, entitle their holders to acquire approximately 3,462,734 shares of common stock.

         Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting. However, in the case of certain fundamental matters such as certain amendments to the articles of incorporation and certain mergers and reorganizations, Florida law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

STOCK OPTION PLAN

         In 2002, we adopted a stock option plan permitting us to grant options to employees, directors, consultants and independent contractors. An aggregate of 2,000,000 shares of common stock may be issued pursuant to the plan. As of the date of this prospectus, options to purchase an aggregate of 1,865,000 shares of common stock have been issued pursuant to the plan.

WARRANTS

         As of the date of this prospectus, warrants to purchase an aggregate of 1,397,734 shares of common stock have been issued with a weighted average exercise price of $1.08 per share.

DIVIDENDS

         We do not anticipate the payment of cash dividends on its common stock in the foreseeable future.

TRANSFER AGENT

         The transfer agent for our common stock is American Registrar & Transfer Co.

                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Spectrum Law Group, LLP, Irvine, California.

                                     EXPERTS

         Salibello & Broder LLP, independent auditors, have audited our financial statements at June 30, 2001 and 2000, and for each of the two years in the period ended June 30, 2001, and for the period from February 10, 1997 (inception) through June 30, 2001, as set forth in their report. We have included our financial statements in the registration statement in reliance on Salibello & Broder LLP's report, given their authority as experts in accounting and auditing.

         Cross & Robinson, independent auditors, have audited the financial statements of Excalibur Holdings, Inc., at December 31, 2001 and for the period from August 17, 2001 (inception) through December 31, 2001, as set forth in their report. We have included the financial statements of Excalibur Holdings, Inc. in the registration statement in reliance on Cross & Robinson's report, given on their authority as experts in accounting and auditing.

         Cross & Robinson, independent auditors, have audited the financial statements of Shumate Machine Works, Inc., at December 31, 2001, and for each of the two years in the period ended December 31, 2001, as set forth in their report. We have included the financial statements of Shumate Machine Works, Inc. in the registration statement in reliance on Cross & Robinson's report, given on their authority as experts in accounting and auditing.

         Cross & Robinson, independent auditors, have audited the financial statements of Excalibur Steel, Inc., at December 31, 2000, and for each of the two years in the period ended December 31, 2000, as set forth in their report. We have included the financial statements of Excalibur Steel, Inc. in the registration statement in reliance on Cross & Robinson's report, given on their authority as experts in accounting and auditing.

         Cross & Robinson, independent auditors, have audited the financial statements of Aeroweld, Inc., at December 31, 2000, and for each of the two years in the period ended December 31, 2000, as set forth in their report. We have included the financial statements of Aeroweld, Inc. in the registration statement in reliance on Cross & Robinson's report, given on their authority as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         In April 2002, we dismissed Salibello & Broder LLP as our independent auditor and appointed Cross & Robinson as independent auditors. Salibello & Broder LLP had previously audited our financial statements as of and for the fiscal years ended June 30, 2001, 2000, and 1999. The decision to change independent auditors was approved by our board of directors. During the fiscal year ended June 30, 2001 and through April 2002, there were no disagreements between us and Salibello & Broder LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to the satisfaction of Salibello & Broder LLP would have caused it to make reference to the subject matter of the disagreement in connection with his reports.

         Except for the explanatory paragraph included in Salibello & Broder LLP's report on our financial statements for the 2001, 2000 and 1999 fiscal years, relating to substantial doubt existing about our ability to continue as a going concern, the audit reports of Salibello & Broder LLP on our financial statements as of June 30, 2001, 2000, and 1999 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC's web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the registration statement and its exhibits.


                          INDEX TO FINANCIAL STATEMENTS
GLOBAL REALTY MANAGEMENT GROUP, INC.

Report of Independent Auditors............................................................................F-1
Balance Sheet as of June 30, 2001 and 2000................................................................F-2
Statements of Operations for the years ended June 30, 2001 and 2000.......................................F-3
Statements of Changes in Stockholders' Equity for the years ended June 30, 2001 and June 30, 2000....................................................................................F-4
Statements of Cash Flows for the years ended June 30, 2001 and 2000.......................................F-6
Notes to Financial Statements.............................................................................F-7
Condensed Balance Sheet as of March 31, 2002 (unaudited)..................................................F-15
Condensed Statements of Operations for the nine months ended March 31, 2002 and
     March 31, 2001 (unaudited)...........................................................................F-16
Condensed Statements of Cash Flows for the nine months ended March 31, 2002 and
     March 30, 2001 (unaudited)...........................................................................F-17
Notes to Unaudited Financial Statements...................................................................F-19

EXCALIBUR HOLDINGS, INC.

Report of Independent Auditors............................................................................F-27
Balance Sheet as of December 31, 2001 and 2000............................................................F-28
Statements of Operations for the period from August 17, 2001 (inception) through
     December 31, 2001....................................................................................F-29
Statements of Changes in Stockholders' Equity for the period from
     August 17, 2001 through December 31, 2001............................................................F-30
Statements of Cash Flows for the period from August 17, 2001 (inception) through
     December 31, 2001....................................................................................F-31
Notes to Financial Statements.............................................................................F-33
Condensed Balance Sheet as of March 31, 2002 (unaudited)..................................................F-47
Condensed Statements of Operations for the three months ended March 31, 2002 (unaudited)..................F-48
Condensed Statements of Cash Flows for the three months ended March 31, 2002 (unaudited)..................F-49

SHUMATE MACHINE WORKS, INC.

Report of Independent Auditors............................................................................F-52
Balance Sheet as of December 31, 2001.....................................................................F-53
Statements of Operations for the years ended December 31, 2001 and 2000...................................F-54
Statements of Changes in Stockholders' Equity for the years ended December 31, 2001 and December 31, 2000................................................................................F-55
Statements of Cash Flows for the years ended December 31, 2001 and 2000...................................F-56
Notes to Financial Statements.............................................................................F-58




EXCALIBUR STEEL, INC.

Report of Independent Auditors............................................................................F-66
Balance Sheet as of December 31, 2000....... .............................................................F-67
Statements of Operations for the years ended December 31, 2000 and 1999...................................F-68
Statements of Changes in Stockholders' Equity for the years ended December 31, 2000 and December 31, 1999................................................................................F-69
Statements of Cash Flows for the years ended December 31, 2000 and 1999...................................F-70
Notes to Financial Statements.............................................................................F-71

AEROWELD, INC.

Report of Independent Auditors............................................................................F-79
Balance Sheet as of December 31, 2000.....................................................................F-80
Statements of Operations for the years ended December 31, 2000 and 1999...................................F-81
Statements of Changes in Stockholders' Equity for the years ended December 31, 2000 and December 31, 1999................................................................................F-82
Statements of Cash Flows for the years ended December 31, 2000 and 1999...................................F-83
Notes to Financial Statements.............................................................................F-85

UNAUDITED PRO FORMA INFORMATION

Introductory Note to Pro Forma Combined Condensed Financial Statements....................................P-1
Unaudited Pro Forma Balance Sheet as of March 31, 2002....................................................P-2
Unaudited Pro Forma Statements of Income for the twelve months ended December 31, 2001 and three months ended March 31, 2002................................................................P-3


GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS
As of and for the Years Ended June 30, 2000 and 2001 and for the Period February 10, 1997 (Date of Inception) Through June 30, 2001

GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTITY)

TABLE OF CONTENTS                                                           Page
--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT                                                F-1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
JUNE 30, 2001 AND JUNE 30, 2000 AND FOR THE PERIOD
FEBURARY 10, 1997 (DATE OF INCEPTION) THROUGH JUNE 30, 2001

Balance sheets                                                              F-2

Statements of operations                                                    F-3

Statements of changes in stockholders' equity (deficit)                    F-4-5

Statements of cash flows                                                    F-6

Notes to financial statement                                              F-7-14

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Stockholders and
Board of Directors
Global Realty Management Group, Inc.
(A Development Stage Company)
Miami, Florida

We have audited the accompanying balance sheets of Global Realty Management Group, Inc. (a development stage company) as of June 30, 2001 and June 30, 2000 and the related statement of operations, change in stockholders' equity (deficit) and cash flow for the years ended June 30, 2001 and June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Realty Management Group, Inc. as of June 30, 2001 and June 30, 2000, and the results of its operation and its cash flow for the years ended June 30, 2001 and June 30, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is a development stage company. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Salibello & Broder LLP
New York, NY
August 30, 2001


GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
--------------------------------------------------------------------------------------------

ASSETS                                                           JUNE 30, 2001  JUNE 30, 2000
                                                                 ------------   ------------
CURRENT ASSETS:

    Cash                                                         $     3,801    $     2,733
    Prepaid expenses                                                       0          1,500
                                                                 ------------   ------------

            Total current assets                                       3,801          4,233

    INVESTMENT IN I-REALTYAUCTION.COM, INC                                 0         30,500
                                                                 ------------   ------------

TOTAL ASSETS                                                     $     3,801    $    34,733
                                                                 ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

    Accounts payable and accrued expenses                        $    12,425    $    14,487
    Loan and advances payable - related party                            100            100
    Notes payable - related party                                     40,000              0
                                                                 ------------   ------------

            Total current liabilities                                 52,525         14,587

STOCKHOLDERS' EQUITY (DEFICIT):

    Common stock, par value $.001 per share; 50,000,000 shares authorized; 10,550,000 shares issued and outstanding
      as of June 30, 2001 and June 30, 2000, respectively             10,550         10,550
    Additional paid-in capital                                        99,950         99,950
    Deficit accumulated during the development stage                (159,224)       (90,354)
                                                                 ------------   ------------

              Total stockholders' equity (deficit)                   (48,724)        20,146
                                                                 ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $     3,801    $    34,733
                                                                 ============   ============

          The accompanying notes are an integral part of these financial statements.

                                             F-2


GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------

                                                                             FOR THE PERIOD
                                                                             FEBRUARY 10,1997
                                                   JUNE 30,                (DATE OF INCEPTION) TO
                                         2001                  2000           JUNE 30, 2001
                                    -----------------   -----------------   -----------------
DEVELOPMENT STAGE REVENUES          $              0    $              0    $              0
                                    -----------------   -----------------   -----------------

DEVELOPMENT STAGE EXPENSES:
       Organization cost                           0                 964                 964
       Accounting fees                        11,486              19,300              33,786
       Advertising                                 0                   0                 848
       Bank charges                               73                   0                 203
       Consulting fees                             0                   0              10,856
       Courier                                   184                   0                 273
       Dues and subscriptions                    120                 555                 675
       Licenses and taxes                        340               1,037               1,747
       Office expenses                        18,000              18,000              40,598
       Legal fees                              6,243               5,302              27,840
       Printing                                   16                 510                 526
                                    -----------------   -----------------   -----------------

Total development stage expenses              36,462              45,668             118,316
                                    -----------------   -----------------   -----------------

LOSS FROM OPERATIONS                         (36,462)            (45,668)           (118,316)

INTEREST EXPENSE                              (1,908)                  0              (1,908)

LOSS ON DISPOSITION OF ASSET                 (24,474)                  0             (24,474)

LOSS ON INVESTMENT IN
 UNCONSOLIDATED SUBSIDIARY                    (6,026)                  0              (6,026)
                                    -----------------   -----------------   -----------------

NET LOSS                            $        (68,870)   $        (45,668)   $       (150,724)
                                    =================   =================   =================

LOSS PER COMMON SHARE
       Basic & diluted              $          (0.01)   $          (0.00)
                                    =================   =================

Weighted-average number of common
 shares outstanding                       10,550,000          10,078,356
                                    =================   =================

           The accompanying notes are an integral part of these financial statements

                                              F-3


GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                         DEFICIT
                                                                                                       ACCUMULATED
                                                                                          ADDITIONAL    DURING THE
                                                                      COMMON STOCK         PAID-IN     DEVELOPMENT
                                                                 SHARES        AMOUNT      CAPITAL        STAGE         TOTAL
                                                              ------------   ----------   ----------   -----------   -----------
Balance, February 10, 1997 (date of inception)                          0    $       0    $       0    $        0    $        0

Restricted common stock issued to related parties
 for consulting fees                                                  200            0        1,000             0         1,000

Loss during the development stage for the period
 February 10, 1997 (date of inception) through June 30, 1997            0            0            0          (856)         (856)
                                                              ------------   ----------   ----------   -----------   -----------

Balance, June 30, 1997                                                200            0        1,000          (856)          144

Loss during the development stage for the year
 ended June 30, 1998                                                    0            0            0             0             0
                                                              ------------   ----------   ----------   -----------   -----------

Balance, June 30, 1998                                                200            0        1,000          (856)          144

Forward stock split 47,500 to 1                                 9,499,800        9,500       (1,000)       (8,500)            0

Common stock issued to third parties in private offering          500,000          500       99,500             0       100,000

Common stock issued for legal services                             50,000           50          450             0           500

Loss during development stage for the year
 ended June 30, 1999                                                    0            0            0       (35,330)      (35,330)
                                                              ------------   ----------   ----------   -----------   -----------

Balance, June 30, 1999                                         10,050,000       10,050       99,950       (44,686)       65,314
                                                              ============   ==========   ==========   ===========   ===========

                            The accompanying notes are an integral part of these financial statements.

                                                               F-4

GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
------------------------------------------------------------------------------------------------------------

                                                                                    DEFICIT
                                                                                   ACCUMULATED
                                                                      ADDITIONAL    DURING THE
                                                  COMMON STOCK         PAID-IN     DEVELOPMENT
                                              SHARES        AMOUNT     CAPITAL       STAGE           TOTAL
                                            -----------  -----------  -----------  -----------   -----------
Balance, June 30, 1999                      10,050,000   $   10,050   $   99,950   $  (44,686)   $   65,314

Restricted common stock issued to acquire
 I-RealtyAuction.Com, Inc.                     500,000          500            0            0           500

Loss during the development stage for
 the year ended June 30, 2000                        0            0            0      (45,668)      (45,668)
                                            -----------  -----------  -----------  -----------   -----------

Balance, June 30, 2000                      10,550,000       10,550       99,950      (90,354)       20,146

Loss during the development stage for
 the year ended June 30, 2001                        0            0            0      (68,870)      (68,870)
                                            -----------  -----------  -----------  -----------   -----------

Balance, June 30, 2001                      10,550,000   $   10,550   $   99,950   $ (159,224)   $  (48,724)
                                            ===========  ===========  ===========  ===========   ===========

                  The accompanying notes are an integral part of these financial statements.

                                                     F-5


GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------------------------------

                                                                                             PERIOD FROM
                                                                     YEAR ENDED           FEBRUARY 10, 1997
                                                                      JUNE 30,          (DATE OF INCEPTION) TO
                                                               2001             2000         JUNE 30, 2000
                                                           -------------   -------------   -------------
OPERATING ACTIVITIES:
 Net loss                                                  $    (68,870)   $    (45,668)   $   (150,724)
 Adjustments to reconcile net loss to net cash
  used by operating activities:
  Amortization                                                        0             678               0
  Stock issued for legal services                                     0               0             500
  Forward stock split                                                 0               0          (8,500)
  Changes in assets and liabilities:
   (Increase) Decrease in prepaid expenses                        1,500            (500)              0
   Increase (Decrease) in accounts payable
   and accrued expenses                                          (2,162)          1,463          12,425
                                                           -------------   -------------   -------------

          Net cash used by operating activities                 (69,532)        (44,027)       (146,299)
                                                           -------------   -------------   -------------

INVESTING ACTIVITIES:
 Investment in I-RealtyAuction.Com, Inc.                         30,500         (30,500)              0
                                                           -------------   -------------   -------------

          Net cash used/provided by investing activities         30,500         (30,500)              0
                                                           -------------   -------------   -------------

FINANCING ACTIVITIES:
 Proceeds from the issuance of common stock                           0             500         110,000
 Proceeds from short term borrowings-related party               40,000               0          40,000
 Proceeds from loans and advances-related party                     100               0             100
                                                           -------------   -------------   -------------

          Net cash provided by financing activities              40,100             500         150,100
                                                           -------------   -------------   -------------

INCREASE (DECREASE) IN CASH                                $      1,068    $    (74,027)   $      3,801
                                                           =============   =============   =============

CASH, BEGINNING OF PERIOD                                  $      2,733    $     76,760    $          0
                                                           =============   =============   =============

CASH, END OF PERIOD                                        $      3,801    $      2,733    $      3,801
                                                           =============   =============   =============

                The accompanying notes are an integral part of these financial statements.

                                                   F-6

GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

         For the cumulative period February 10, 1997 (date of inception) through June 30, 2001, the Company paid interest of $867.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVIITES

         The Company entered into the following non-cash transactions:

         On February 27, 1997, the Company issued 200 shares to its founders for consulting services. This transaction was valued at $1,000.

         For the year ended June 30, 1999, the Company issued 50,000 shares to their legal counsel for services rendered. This transaction was valued at $500.

         On March 25, 1999, the directors authorized a forward stock split of 47,500 to 1. This transaction decreased retained earnings by $8,500.

         On February 21, 2001, the Company decided to spin-off its investment in I-Realtyauction.com to its shareholders. Each shareholder of the Company received .142 of I-Realtyauction.com for each share owned. As a result, the Company recognized a loss on investment of $6,026 and a loss on disposition of asset of $24,474.

GLOBAL REALTY MANAGEMENT GROUP, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       ORGANIZATION

         Global Realty Management Group, Inc. ("the Company") was incorporated on February 10, 1997 under the laws of the State of Florida. The Company's primary objective is to position itself to take advantage of real estate management opportunities. The Company intends to grow through internal development, strategic alliances and acquisitions of existing business. The Company commenced its development stage operations during the fiscal year ended June 30, 1999.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements. Accordingly, actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         CARRYING VALUES

         The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         INCOME TAXES

         The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities.

         INVESTMENT

         The Company acquired a 30% interest in I-Realtyauction.Com, Inc. ("I-Realty") and accounts for the investment under the equity method (Notes 5 and 8). I-Realty is a development stage company that intends to market, auction, and provide other related real estate transactions through an Internet website. On February 21, 2001, the Company decided to spin-off its investment in I-Realtyauction.com to its shareholders. Each shareholder of the Company received .142 of I-Realtyauction.com for each share owned. As a result, the Company recognized a loss on investment of $6,026 and a loss on disposition of asset of $24,474.

         NET LOSS PER SHARE

         The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred losses for all periods, and since there are no convertible instruments, basic loss per share and diluted loss per share are the same.

GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

         STOCK COMPENSATION

         Stock-based compensation is recognized using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock and is amortized over the vesting period. The Company has adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which requires the Company to disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted.

3.       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133." SFAS 138 amends the accounting and reporting standards for certain derivatives and hedging activities such as net settlement contracts, foreign currency transactions and inter company derivatives. The Company does not currently hold derivative instruments or engage in hedging activities. The requirements of SFAS 138 does not have a material effect on our financial statements and related disclosures

4.       DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS

         The Company's initial activities have been devoted to developing a business plan, negotiating real estate management contracts and raising capital for future operations and administrative functions.

         The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from February 10, 1997 (date of inception) to June 30, 2001 aggregated $150,724. The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

         The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

5.       OTHER ASSETS

         On December 2, 1999, the Company formed I-Realty along with another investor I-Incubator.Com, Inc., a related party. The Company issued 500,000 shares of its common stock to I-Realty valued at $500, and paid $30,000 for a 30% interest in I-Realty. I-Incubator.Com, Inc. received a 70% interest in I-Realty in exchange for services valued at $700. I-Realty is a development stage company. On February 21, 2001, the Company decided to spin-off its investment in I-Realty to its shareholders. The Company recognized a loss on disposition of $24,474 and was recorded as expense in the accompany financial statement.

6.       INCOME TAXES

         No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. For the years ended June 30, 2001 and 2000, the Company had net operating loss carryforwards ("NOL's") of $150,724 and $81,854, respectively, which will be available to reduce future taxable income and expense in the years ending June 30, 2021 and 2020, respectively.

GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         In accordance with SFAS No. 109 the Company has computed the components or deferred income taxes as follows.

                                             June 30,          June 30,
                                               2001              2000
                                          --------------    --------------

         Deferred tax assets              $      59,536     $      32,332
         Valuation allowance                    (59,536)          (32,332)
                                          --------------    --------------

         Deferred tax asset, net          $           -     $           -
                                          ==============    ==============

         At June 30, 2001 and June 30, 2001, a valuation allowance has been provided and realization of the deferred tax benefit is not likely.

         The effective tax rate varies from the U.S. Federal statutory tax rate for June 30, 2001 and June 30, 2000, principally due to the following

          U.S. statutory tax rate                          34.0%
          State and local taxes                             5.5
          Valuation                                       (39.5)
                                                          ------

          Effective rate                                     - %
                                                          ======

7.       ACCOUNTS PAYABLE & ACCRUED EXPENSES

         Accounts payable and accrued expenses at June 30, 2001 & June 30, 2000 respectively consisted of the following:

                                              June 30,         June 30,
                                               2001              2000
                                          --------------    --------------

         Accounts payable                 $       7,884     $      6,000
         Accrued expenses                         3,500            8,487
         Accrued interest                         1,041                0
                                          --------------    --------------

                                          $      12,425     $      14,487
                                          ==============    ==============

GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.       STOCKHOLDERS' EQUITY

         On February 27, 1997, the Company issued 200 restricted common shares each to Joseph Spitzer (President) and Michael D. Farkas (Vice President, Treasurer, Secretary), the Company's sole officers and directors, in consideration for management services valued at $1,000. These individuals are deemed to be founders of the Company.

         On March 25, 1999, the Directors authorized a forward stock split of 47,500 to 1 on its common stock. Immediately following the split the founders owned 9,500,000 restricted common shares.

         On March 26, 1999, the Company entered into a private offering of securities pursuant to Regulation D, Rule 504, promulgated by the Securities Act of 1933. Common stock was offered to non-accredited investors for cash consideration of $.20 per share. 500,000 shares were issued to 25 unaffiliated investors. That offering is now closed.

         In June 1999, the Company engaged legal counsel for services relating to SEC filings and related documentation. The fees to be paid for these services are estimated to be $10,500. In addition, the Company issued 50,000 shares of common stock (valued at $500) as additional payment for the services rendered.

         On December 6, 1999 the Company issued 500,000 restricted common shares in connection with the formation of I-RealtyAuction.Com, Inc. valued at par $500 (see Note 5).

9.       RELATED PARTY TRANSACTIONS

         In April 1999, the Company agreed to reimburse Atlas Equity Group, Inc., a related party, $1,000 per month (on a month-to-month basis) for operating and administrative expenses. Atlas Equity Group, Inc. is owned by Michael D. Farkas. For the year ended June 30, 2001 and 2000, $12,000 and $12,000 respectively, are included as expense in the accompanying financial statements. At June 30, 2001, $2,000 of these reimbursable operating and administrative expenses are included in accounts payable and accrued expenses.

         In April, 1999 the Company agreed to reimburse Allstate Realty Associates, a related party, $500 per month (on a month-to-month basis) for operating and administrative expenses. Allstate Realty Associates is owned by Joseph Spitzer. For the years ended June 30, 2001 and 2000, $6,000 and $6,000 respectively, are included as expense in the accompanying financial statements. At June 30, 2001, $1,000 of these reimbursable operating and administrative expenses are included in accounts payable and accrued expenses.

GLOBAL REALTY MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         In December, 1999 the Company issued 500,000 shares of common stock and paid $30,000 in connection with the formation and acquisition of a 30% interest in I-RealtyAuction.com, Inc. 70% of i-RealtyAuction.Com, Inc., is owned by I-Incubator.Com, Inc. a related party. I-Incubator.Com, Inc. exchanged consulting services valued at $700 for its 70% interest in I-RealtyAuction.Com, Inc.

         For the year ended June 30, 2001 the Company issued promissory notes to Ostonian Securities Limited aggregating $23,500. The promissory notes bear interest at a rate of 8 1/4 % per annum. Interest and principal balances are due on dates ranging from October 2001 through December 2001. Michael D. Farkas is an advisor to Ostonian Securities Limited. The Company paid off the principal and interest on April 5, 2001.

         On March 30, 2001 the Company issued a promissory note to Global Investment Holding LLC ("GIH") for $40,000. The promissory note bears interest of 10% per annum and is due on June 27, 2001. Michael Farkas and Joseph Spitzer are each 50% owner of GIH.


                      GLOBAL REALTY MANAGEMENT GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                                                              MARCH 31,
                                       ASSETS                                    2002
                                                                              ----------
CURRENT ASSETS
   Cash and equivalents                                                       $     911
   Accounts Receivable                                                           50,000
                                                                              ----------
      TOTAL CURRENT ASSETS                                                       50,911
                                                                              ----------

          TOTAL ASSETS                                                        $  50,911
                                                                              ==========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable and Accrued Expenses                                      $  17,050
   Loan Payable - Related Party                                                     100
   Note Payable - Related Party                                                  40,000
                                                                              ----------

      TOTAL CURRENT LIABILITIES                                               $  57,150
                                                                              ----------

COMMITMENTS AND CONTINGENCIES                                                         -

STOCKHOLDERS' DEFICIT
   Common stock, $.001 par value, 67,759,859 shares authorized, 714,868 shares issued and outstanding, preferred stock, $.001 par
   value, 10,000,000 shares authorized, no shares issued and outstanding         10,550
   Additional paid-in capital                                                    99,950
   Accumulated deficit                                                         (116,739)
                                                                              ----------

      TOTAL STOCKHOLDERS' DEFICIT                                                (6,239)
                                                                              ----------

                                                                              $  50,911
                                                                              ==========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                     GLOBAL REALTY MANAGEMENT GROUP, INC.
                                       (A DEVELOPMENT STAGE COMPANY)
                                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                  (UNAUDITED)

                                                                                                    FEBRUARY 10, 1997
                                       THREE MONTHS ENDED MARCH 31,     NINE MONTHS ENDED MARCH 31,     (DATE OF
                                        --------------------------      --------------------------     INCEPTION) TO
                                           2002            2001            2002           2001        MARCH 31, 2002
                                        ----------      ----------      ----------      ----------      ----------
REVENUES                                $       -       $       -       $       -       $       -       $       -
                                        ----------      ----------      ----------      ----------      ----------

COSTS AND EXPENSES

 Organization Costs                                                             -               -             964
 Selling, general and
administrative                             29,701          10,990          54,590          28,318         180,440
                                        ----------      ----------      ----------      ----------      ----------

TOTAL EXPENSES                             29,701          10,990          54,590          28,318         181,404
                                        ----------      ----------      ----------      ----------      ----------

LOSS FROM OPERATIONS                      (29,701)        (10,990)        (54,590)        (28,318)       (181,404)
                                        ----------      ----------      ----------      ----------      ----------

INTEREST EXPENSE                             (921)           (500)         (2,926)           (869)         (4,835)

OTHER INCOME                              100,000               -         100,000               -         100,000

LOSS ON DISPOSITION OF ASSET                                                    -               -         (24,474)

LOSS ON INVESTMENT IN
UNCONSOLIDATED SUBSIDIARY                       -          (7,011)              -          (7,011)         (6,026)
                                        ----------      ----------      ----------      ----------      ----------

NET INCOME (LOSS)                       $  69,378       $ (18,501)      $  42,484       $ (36,198)
                                        ==========      ==========      ==========      ==========

BASIC AND DILUTED NET INCOME
(LOSS) PER SHARE                        $  0.0971       $ (0.0259)      $  0.0599       $ (0.0506)
                                        ==========      ==========      ==========      ==========

BASIC AND DILUTED WEIGHTED AVERAGE
 NUMBER OF SHARES OUTSTANDING             714,868         714,868         714,868         714,868         714,867
                                        ==========      ==========      ==========      ==========      ==========

                  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                GLOBAL REALTY MANAGEMENT GROUP, INC.
                                   (A DEVELOPMENT STAGE COMPANY)
                           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                             (UNAUDITED)


                                                      FOR NINE MONTHS ENDED MARCH 31,     PERIOD FROM
                                                     --------------------------------  FEBRUARY 10, 1997
                                                           2002            2001        TO MARCH 31, 2002
                                                     ---------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                             $  42,454       $ (36,198)      $(116,739)
   Adjustments to reconcile net loss to net cash
      used by operating activities:
      Decrease (increase) in prepaid expenses                   -           1,500               -
      Decrease (increase) in accounts receivable          (50,000)              -         (50,000)
      Stock issued for legal services                                                         500
      Increase (decrease) in accounts payable and
accrued expenses                                            4,656           2,221          17,050
                                                     ---------------------------------------------------
         Net cash used by operating activities             (2,890)        (32,477)       (149,189)
                                                     ---------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in I-RealtyAuction.com                             -          (7,011)              -

         Net cash used by investing activities                  -          (7,011)              -
                                                     ---------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from the issuance of common stock                     -               -               -
 Proceeds from short term borrowings - net                      -          23,500         110,000
 Proceeds from loan and advances - related party                -          40,000          40,100
                                                     ---------------------------------------------------
         Net cash provided by financing activities              -          63,500         150,100
                                                     ---------------------------------------------------

Net increase (decrease) in cash                            (2,890)         38,034             911

CASH, BEGINNING OF PERIOD                                   3,801           2,733               0
                                                     ---------------------------------------------------

CASH, END OF PERIOD                                     $     911       $  40,767       $     911
                                                     ===================================================

             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      GLOBAL REALTY MANAGEMENT GROUP, INC.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

For the cumulative period February 10, 1997 (date of inception) through March 31, 2002, the Company paid interest of $4,835.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

The Company has entered into the following non-cash transactions:

On February 27, 1997, the Company issued 200 shares to its founders for consulting services. This transaction was valued at $1,000.

For the year ended June 30, 1999, the Company issued 50,000 shares to its legal counsel for services rendered. This transaction was valued at $500.

On March 25, 1999, the directors authorized a forward stock split of 47,500 to
1. This transaction decreased retained earnings by $8,500.

On February 21, 2001, the Company decided to spin-off its investment in Genesis Realty Group, Inc. (formerly I-Realtyauction.com, Inc.) ("Genesis") to its shareholders. Each shareholder of the Company received .142 of Genesis common stock for each share owned. As a result, the Company recognized a loss on investment of $30,500 for the year ended June 30, 2001.

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      GLOBAL REALTY MANAGEMENT GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (UNAUDITED)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation
         ---------------------

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments [consisting of normal recurring accruals] considered necessary in order to make the interim financial statements have been included. Results for the interim periods are not necessarily indicative of the results that may be expected for the fiscal year ended June 30, 2002. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended June 30, 2001.

         Use of Estimates
         ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements. Accordingly, actual results could differ from those estimates.

         Income Taxes
         ------------

The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes." which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities.

         Investment
         ----------

The Company acquired a 30% interest in Genesis Realty Group, Inc. (formerly i-RealtyAuction.Com, Inc.) ("Genesis") and accounts for the investment under the equity method (Note 6). Genesis is a development stage company that intends to market, auction, and provide other related real estate transactions through an Internet website. On February 21, 2001, the Company decided to spin-off its investment in Genesis to its shareholders. Each shareholder of the Company received .142 of Genesis for each share owned. As a result, the Company recognized a loss on investment of $30,500.

         Net Loss Per Share
         ------------------

The Company has adopted SFAS No. 128 "Earnings Per Share." Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred losses for all periods, and since there are no convertible instruments as of March 31, 2002, basic loss per share and diluted loss per share are the same.

                      GLOBAL REALTY MANAGEMENT GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (UNAUDITED)

         Fair Value of Financial Instruments
         -----------------------------------

SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

         Stock Compensation
         ------------------

Stock-based compensation is recognized using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock and is amortized over the vesting period. The Company has adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which requires the Company to disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted.

2.       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board issued SFAS No.141, "Business Combinations" which supersedes APB Opinion No.16 "Business Combinations" and FASB Statement No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises. All business combinations in the scope of this Statement are to be accounted for using one method - the purchase method. The requirements of FASB 141 do not have a material effect on our consolidated financial statements and related disclosures.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142 "Goodwill and Other Intangible Assets" which supersedes APB Opinion No.17, "Intangible Assets." The Statement addresses how intangible assets are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The requirements of FASB 142 do not have a material effect on our consolidated financial statements and related disclosures.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes FASB Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed of," APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." This Statement also amends ARB No. 51 "Consolidated Financial Statements." The Statement addresses the accounting for a segment of a business accounted for as a discontinued operation. Also, it established a single accounting model for long-lived assets to be disposed of by sale. The requirements of FASB 143 do not have a material effect on our consolidated financial statements and related disclosures.

                      GLOBAL REALTY MANAGEMENT GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (UNAUDITED)

3.       DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS

The Company's initial activities have been devoted to developing a business plan, negotiating real estate management contracts, and raising capital for future operations and administrative functions.

The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from February 10, 1997 (date of inception) to March 31, 2002 aggregated $116,739. The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations. In order to address these cash flow requirements, the Company has caused its wholly owned subsidiary to merge with a private company. [See Note 8.]

The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

4.       INCOME TAXES

No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. For the nine months ended March 31, 2002 and March 31, 2001, the Company had net operating loss carryforwards ("NOL's") of $116,739 and $117,916, respectively, which will be available to reduce future taxable income and expense in the years up to 2021 and 2020, respectively.

In accordance with SFAS No. 109, the Company has computed the components or deferred income taxes as follows.

                                           March 31, 2002
                                           --------------
   Deferred tax assets                     $       43,900
   Valuation allowance                            (43,900)
   Deferred tax asset, net                 $            -

At March 31, 2002, a valuation allowance has been provided and realization of the deferred tax benefit is not likely.

The effective tax rate varies from the U.S. Federal statutory tax rate for March 31, 2002 and June 30, 2001, principally due to the following:

                  U.S. statutory tax rate                           34.0%
                  State and local taxes                              5.5
                  Valuation                                        (39.5)
                  Effective rate                                       - %

                      GLOBAL REALTY MANAGEMENT GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (UNAUDITED)

5.       ACCOUNTS PAYABLE & ACCRUED EXPENSES

     Accounts payable and accrued expenses at March 31, 2002 consisted of the following:

                                      March 31, 2002
                                      --------------
Accounts payable                      $       7,000
Accrued expenses                              6,083
Accrued interest                              3,967
                                      --------------
                                      $      17,050
                                      ==============

6.       STOCKHOLDER'S EQUITY

On February 27, 1997, the Company issued 200 restricted common shares each to Joseph Spitzer (former President) and Michael D. Farkas (former Vice President, Treasurer, Secretary), the Company's former officers and directors, in consideration for management services valued at $1,000. These individuals are deemed to be founders of the Company.

On March 25, 1999, the Directors authorized a forward stock split of 47,500 to 1 on its common stock. Immediately following the split the founders owned 9,500,000 restricted common shares.

On March 26, 1999, the Company entered into a private offering of securities pursuant to Regulation D, Rule 504, promulgated by the Securities Act of 1933. Common stock was offered to non-accredited investors for cash consideration of $.20 per share. 500,000 shares were issued to 25 unaffiliated investors. That offering is now closed.

In June 1999, the Company engaged legal counsel for services relating to SEC filings and related documentation. The fees paid for these services were $10,500. In addition, the Company issued 50,000 shares of common stock (valued at $500) as additional payment for the services rendered.

On December 6, 1999, the Company issued 500,000 restricted common shares in connection with the formation of I-RealtyAuction.Com, Inc., valued at par $500 (see Note 5).

On March 20, 2002, the Company increased its authorized capital to 1,000,000,000 shares of common stock and 10,000,000 of undesignated preferred stock. On April 2, 2002, the Company effectuated a 1 for 14.758 reverse split of the outstanding shares of common stock of the Company. (See Note 8).

7.       RELATED PARTY TRANSACTIONS

In April 1999, the Company agreed to reimburse Atlas Equity Group, Inc., a related party, $1,000 per month (on a month-to-month basis) for operating and administrative expenses. Atlas Equity Group, Inc. is owned by Michael D. Farkas. For the nine months ended March 31, 2002 and year ended June 30, 2001, $9,000 and $12,000, respectively, are included as office expense in the accompanying financial statements.

In April 1999, the Company agreed to reimburse Allstate Realty Associates, a related party, $500 per month (on a month-to-month basis) for operating and administrative expenses. Allstate Realty Associates is owned by Joseph Spitzer. For the nine months ended March 31, 2002 and year ended June 30, 2001, $6,000 and $6,000 respectively, are included as office expense in the accompanying financial statements.

                      GLOBAL REALTY MANAGEMENT GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (UNAUDITED)

On March 30, 2001, the Company issued a promissory note to Global Investment Holding LLC ("GIH") for $40,000. The promissory note bears interest of 10% per annum and was due on June 27, 2001. Michael Farkas and Joseph Spitzer are each 50% owner of GIH.

In March, 2002, the Company paid bonuses in the aggregate amount of $19,200 to its former officers and directors, Michael Farkas and Joseph Spitzer.

8.       SUBSEQUENT EVENTS

         Reverse Stock Split
         -------------------

On April 2, 2002, the Company effectuated a 1 for 14.758 reverse split of the outstanding shares of common stock of the Company.

         Change in Control of the Company
         --------------------------------

On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and wholly owned subsidiary of the Company formed on March 22, 2002, merged with and into Excalibur Holdings, Inc., a Texas corporation ("Excalibur"). Since, before the merger, the Company was a development stage company with limited operations, the transaction will be reflected as a recapitalization of the accounting acquirer, Excalibur.

Under the terms of an agreement and plan of merger, each outstanding share of Excalibur common stock was converted into one (1) share of the Company's common stock, each outstanding share of Excalibur Series A preferred stock was converted into one (1) share of the Company's Series A preferred stock, and each outstanding share of Excalibur Series B preferred stock was converted into one
(1) share of the Company's Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur, making Excalibur a wholly owned subsidiary of the Company. In total, the Company issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock, and 806,000 shares of Series B preferred stock to the Excalibur shareholders pursuant to the merger. In connection with the merger, the Company issued 413,689 shares of common stock to an affiliated party in payment of investment banking services. Each share of Series A and Series B preferred stock are convertible into one (1) share of the Company's common stock.

In connection with the merger, the Company issued 25,000 shares of common stock to each of Michael Farkas and Joseph Spitzer as a bonus for services rendered. The Company also issued options to purchase an additional 100,000 shares of common stock for $1.00 per share to each of Michael Farkas and Joseph Spitzer.

Immediately before the closing of the merger, the Company designated 1,650,000 of its undesignated preferred stock as Series A preferred stock and 2,400,000 of its undesignated preferred stock as Series B preferred stock.

         Reincorporation
         ---------------

         The Company has received approval from its board of directors and a majority of its voting shareholders to reincorporate under the laws of the State of Delaware pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, the Company will change its name to "Excalibur Industries, Inc." The reincorporation merger is expected to become effective in June, 2002.

                      GLOBAL REALTY MANAGEMENT GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (UNAUDITED)

         Line of Credit
         --------------

On May 8, 2002, the Company entered into a Credit Agreement with Stillwater National Bank, which provides the Company with a $2 million revolving line of credit facility (the "Line of Credit"). The Line of Credit has a term of one year, is secured by a first priority security interest in the Company's accounts receivables and inventory and a second priority security interest in the equipment of the Company and its subsidiaries. The Line of Credit replaces the Company's and its subsidiaries' approximately $600,000 of prior existing revolving credit facilities and approximately $150,000 in short-term debt. The Company paid an up front fee of 25 basis points ($5,000) to Stillwater National Bank in connection with the Line of Credit.

The Line of Credit may be utilized for general corporate purposes, including working capital and acquisition financing. Under the Line of Credit, the Company borrows at a rate of interest equal to the higher of (a) six percent (6%) or (b) Stillwater's prime rate plus 100 basis points. The Line of Credit provides for an advance rate of 80% of qualified receivables and 50% of qualified inventory. The Line of Credit is subject to customary financial and other covenants including, but not limited to, limitations on payment of dividends, limitations on consolidations, mergers and sales of assets, and bank approval on acquisitions.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                                (AUGUST 17, 2001)
                                       TO
                                DECEMBER 31, 2001
                                       AND
                          INDEPENDENT AUDITOR'S REPORT

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Independent Auditor's Report                                               F-27

Consolidated Balance Sheet                                                 F-28

Consolidated Statement of Income                                           F-29

Consolidated Statement of Stockholders' Equity                             F-30

Consolidated Statement of Cash Flows                                       F-31

Notes to Consolidated Financial Statements                                 F-33

                          INDEPENDENT AUDITOR'S REPORT

To the Directors and Shareholders of
Excalibur Holdings, Inc.
Houston, Texas

         We have audited the accompanying consolidated balance sheet of Excalibur Holdings, Inc. (a Texas corporation) and subsidiaries as of December 31, 2001, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the period from inception (August 17, 2001) to December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Excalibur Holdings, Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the initial period then ended in conformity with those accounting principles generally accepted in the United States of America.

                                                   CROSS AND ROBINSON

                                                   /s/ Cross and Robinson

                                                   Certified Public Accountants

Tulsa, Oklahoma
April 11, 2002

                                 EXCALIBUR HOLDINGS, INC.
                                     AND SUBSIDIARIES

                                CONSOLIDATED BALANCE SHEET
                                    DECEMBER 31, 2001

                                          ASSETS
                                          ------
CURRENT ASSETS
    Cash and cash equivalents                                                $    67,256
    Accounts receivable, net of allowance for doubtful accounts of $20,000       818,535
    Receivable from related parties                                              222,029
    Inventories                                                                1,308,436
                                                                             ------------
         TOTAL CURRENT ASSETS                                                  2,416,256

PROPERTY, PLANT, AND EQUIPMENT, NET - NOTE 4                                   3,542,905
GOODWILL-- NOTE 3                                                              3,113,415
OTHER ASSETS                                                                      31,172
                                                                             ------------

                  TOTAL ASSETS                                               $ 9,103,748
                                                                             ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY
                           ------------------------------------

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                                 $ 1,602,932
    Cash overdrafts                                                              178,154
    Current portion of long-term debt - Note 5                                 2,364,123
    Payable to related parties                                                    74,805
                                                                             ------------
         TOTAL CURRENT LIABILITIES                                             4,220,014
                                                                             ------------

LONG-TERM DEBT, NET OF CURRENT PORTION - NOTE 5                                2,604,998
                                                                             ------------

STOCKHOLDERS' EQUITY
    Preferred stock, $0.001, par value, 5,000,000 shares authorized,
         1,000,000 shares of Series A issued and outstanding,
         liquidation preference 10% per annum                                      1,000
    Common stock, $0.001 par value, 50,000,000 shares authorized,
         10,145,000 shares issued and outstanding                                 10,145
    Additional paid-in capital                                                 3,780,795
    Retained earnings (deficit)                                               (1,513,204)
                                                                             ------------
        TOTAL STOCKHOLDERS' EQUITY                                             2,278,736
                                                                             ------------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 9,103,748
                                                                             ============

Accompanying notes are an integral part
of the consolidated financial statements.

                                          F-28

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED INCOME STATEMENT
                  FOR THE PERIOD AUGUST 17, 2001 (INCEPTION) TO
                                DECEMBER 31, 2001

REVENUES                                                            $   804,975

COST OF SALES                                                         1,433,396
                                                                    ------------

            GROSS PROFIT (LOSS)                                        (628,421)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                            843,752
                                                                    ------------

OPERATING INCOME (LOSS)                                              (1,472,173)

 OTHER INCOME (EXPENSE)
 Interest income                                                             20
 Interest expense                                                       (41,051)
                                                                    ------------

                     NET INCOME (LOSS)                              $(1,513,204)
                                                                    ============

Accompanying notes are an integral part
of the consolidated financial statements.

                                                      EXCALIBUR HOLDINGS, INC.
                                                          AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                            FOR THE PERIOD AUGUST 17, 2001 (INCEPTION) TO
                                                          DECEMBER 31, 2001

                                        Preferred Stock              Common Stock         Additional     Retained
                                     ---------------------       --------------------      Paid-in       Earnings
                                     Shares         Amount       Shares        Amount      Capital       (Deficit)        Total
                                     ------         ------       ------        ------      -------       ---------        -----

BALANCE AT INCEPTION                      --   $        --            --   $        --   $        --    $        --    $        --

   Issued for cash                 1,000,000         1,000     6,290,000         6,290       755,700             --        762,990
   Issued to acquire subsidiary           --            --     1,655,000         1,655     1,653,345             --      1,655,000
   Issued to acquire assets               --            --     1,400,000         1,400     1,398,600             --      1,400,000
   Issued as compensation to
     related parties                      --            --       200,000           200            --             --            200
   Issued to reduce related-party
     debt                                 --            --       600,000           600        29,400             --         30,000
   Costs of raising capital               --            --            --            --       (56,250)            --        (56,250)
   Net loss for 2001                      --            --            --            --            --    $(1,513,204)    (1,513,204)
                                  -------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2001         1,000,000   $     1,000    10,145,000   $    10,145   $ 3,780,795    $(1,513,204)   $ 2,278,736
                                  =================================================================================================

Accompanying notes are an integral part
of the consolidated financial statements.

                                                                F-30

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE PERIOD AUGUST 17, 2001 (INCEPTION) TO
                                DECEMBER 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:

     NET LOSS                                                       $(1,513,204)
                                                                    ------------
         ADJUSTMENTS TO RECONCILE NET LOSS TO NET
         CASH PROVIDED BY OPERATING ACTIVITIES:
         Depreciation                                                    31,424
         Provision for bad debt                                          20,000
         Common stock issued in exchange for services                       200
         (Increase) decrease in accounts receivable                     511,980
         (Increase) decrease in related party receivables               (35,878)
         (Increase) decrease in inventories                              77,424
         (Increase) decrease in other assets                            (25,877)
         Increase (decrease) in accounts payable                        502,860
         Increase (decrease) in cash overdrafts                         225,424
         Increase (decrease) in other accrued liabilities               273,034
                                                                    ------------

            Total adjustments                                         1,580,591
                                                                    ------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                67,387
                                                                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of fixed assets                                          (652,143)
    Acquisition of subsidiaries, net of cash acquired                   (62,959)
                                                                    ------------

NET CASH USED BY INVESTING ACTIVITIES                                  (715,102)
                                                                    ------------

Accompanying notes are an integral part
of the consolidated financial statements.

NET CASH PROVIDED BY FINANCING ACTIVITIES:
    Issuance of preferred stock (Series A)                              750,000
    Issuance of common stock                                             10,480
    Proceeds from long-term debt                                        300,000
    Proceeds from short-term debt                                       817,942
    Repayment of short-term debt                                     (1,107,201)
    Costs of raising capital                                            (56,250)
                                                                    ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                               714,971
                                                                    ------------

         NET INCREASE IN CASH                                            67,256

CASH AT BEGINNING OF PERIOD                                                  --
                                                                    ------------

         CASH AT END OF PERIOD                                      $    67,256
                                                                    ============

SUPPLEMENTAL DISCLOSURES:

NONCASH INVESTING AND FINANCING ACTIVITIES:
    Debt converted to equity                                        $    32,000
    Debt issued to acquire assets                                   $ 4,217,771
    Equity issued to acquire assets                                 $ 3,055,000

CASH PAID DURING THE PERIOD FOR INTEREST                            $     7,665

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS
                  Excalibur Holdings, Inc. (referred to collectively with its subsidiaries as the "Company") is a holding company incorporated in the state of Texas on August 17, 2001. The Company has three operating subsidiaries located in the Tulsa, Oklahoma metropolitan area:
         Excalibur Steel, Inc., Excalibur Aerospace, Inc., which does business as AeroWeld, Inc., and Excalibur Services, Inc. The Company's operations include: (i) the fabrication, design and manufacture of structural steel components on a high volume basis; (ii) the design and manufacture of aircraft training devices used for civil, counter-terrorism and military sectors, and (iii) the fabrication and production of pressure vessels and heat exchangers.

                  The Company's primary customers are a major flight simulation training company, domestic and international airlines and another steel fabricator. The Company's sales are primarily to customers located in the Tulsa metropolitan area. Sales are made on an unsecured basis on credit terms determined by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION
                  The consolidated financial statements include the accounts of Excalibur Holdings, Inc. and its wholly-owned subsidiaries. All material intercompany transactions and accounts have been eliminated in consolidation.

         USE OF ESTIMATES
                  The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
                  The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents.

         INVENTORIES
                  Inventories are stated at the lower of cost (first-in, first-out for raw materials and specific job cost for work-in-process and finished goods) or market. Slow-moving inventories are periodically reviewed for impairment in value. Cost of work-in-process and completed structures include labor, materials and production overhead.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PROPERTY, PLANT AND EQUIPMENT
                  Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for internal production of tools that have continuing value are capitalized. Capitalized tooling costs include labor, materials and production overhead. Expenditures for tools with no future value and maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

                  Shop equipment                                        7 years
                  Training equipment/designs                           10 years
                  Vehicles                                              7 years
                  Office equipment                                      7 years

                  Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

         REVENUE RECOGNITION
                  Revenue on repair services is generally recognized upon shipment of the repaired equipment to the customer. Revenue on sales of manufactured structures and parts purchased with the intention of resale are recognized upon shipment from Company facilities. Revenues are recorded net of returns, allowances and discounts.

         INCOME TAXES
                  The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

         COMPENSATED ABSENCES
                  Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid. Management believes if the costs were accrued as earned, it would have an immaterial effect on the financial statements.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING
                  Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2001 was $6,097.

         VALUATION OF NON-EMPLOYEE STOCK-BASED COMPENSATION
                  The Company values stock issued to non-employees in exchange for services based on the fair value of the goods or services received or the fair value of the shares issued, whichever is more reliably measured.

         RECENT ACCOUNTING PRONOUNCEMENTS
                  In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets". SFAS No. 141 will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and that the use of the pooling-of-interest method is no longer allowed. SFAS No. 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment on an annual basis. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. All acquisitions listed in Note 3 are recorded as purchases.

NOTE 3 - INTANGIBLE ASSETS AND ACQUISITIONS

                  Goodwill is recorded when the consideration paid for acquisitions exceeds the fair value of net tangible and intangible assets acquired. Reviews will be regularly performed to determine whether facts or circumstances exist which indicate that the carrying values of assets are impaired. The Company assesses the recoverability of its assets by comparing the projected undiscounted net cash flows associated with those assets against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. No impairment has been indicated to date.

                  On October, 15, 2001, the Company formed a wholly-owned subsidiary to purchase specific assets of a steel fabrication company. The fair value of the assets exceeded the purchase price resulting in the subsidiary recording the assets ratably reduced to the actual purchase price of the assets.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 3 - INTANGIBLE ASSETS AND ACQUISITIONS (CONTINUED)

                  On October 22, 2001, the Company formed a second wholly-owned subsidiary to purchase all of the common stock of another different steel fabrication company. A simultaneous merger agreement was negotiated between the wholly-owned subsidiary and Excalibur Steel, Inc., whereby the subsidiary company would be the surviving entity of the merger. The consolidated income statement includes the operations of Excalibur Steel, Inc. from November 27, 2001 (date of acquisition) to December 31, 2001. The acquisition was recorded as a purchase and was accomplished by the issuance of stock, payment of cash, and issuance of debt totaling $2,439,314. The value of these combined payments exceeded the fair value of the acquired company by $2,318,625, which is reflected as goodwill on the consolidated balance sheet. The subsidiary has recorded the assets and liabilities of the acquired company at their fair value. The difference in the acquired company's historical cost and the fair value will give rise to a timing difference for income tax purposes.

                  On November 20, 2001, the Company formed a third wholly-owned subsidiary to purchase significantly all of the assets of another steel fabrication company. The purchase price of these assets exceeded the fair value of the net assets purchased by $794,790. This amount is reflected in the financial statements as goodwill. Under a separate agreement, the subsidiary issued a promissory note in the amount of $429,888 to purchase all of the accounts receivable and assume the accounts payable of the steel fabrication company that existed on November 20, 2001. During 2001 and early 2002, the subsidiary paid expenses totaling $185,641 on behalf of the seller, which the Company believes should have been included on the November 20, 2001 accounts payable listing. Accordingly, the Company has recorded a related party receivable from the seller on the balance sheet, as the seller is also a shareholder of the Company as a result of the asset purchase. The subsidiary also entered into a consulting agreement with the seller, whereby the seller would be paid a monthly consulting fee of $41,667, beginning March 18, 2002 and ending March 17, 2007.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment is summarized as follows:

                  Shop equipment                  $ 2,107,417
                  Training equipment/designs        1,174,000
                  Vehicles                            247,752
                  Office equipment                     45,160
                                                  ------------
                                                    3,574,329
                  Less accumulated depreciation
                    and amortization                  (31,424)
                                                  ------------

                                                  $ 3,542,905
                                                  ============

                  Depreciation and amortization expense for the period ended December 31, 2001 was $31,424.

NOTE 5 - LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 2001:


                Bankline of credit, interest payable monthly at the 4%. The current line provides for borrowings of up to $600,000 and matures November 7, 2002. The line is collateralized by a
                  certificate of deposit owned by a stockholder and the
                  personal guarantees of officers of the Company.                             $     600,000

                Term note payable to an individual, interest at 7% with a
                  maturity date of September 30, 2002.                                               10,000

                Term note payable to an insurance company at 10.65% interest per annum, maturing September 12, 2002, with monthly payments of
                  $1,094.                                                                             9,846

                Term note payable to an individual stockholder of the company at
                  7% interest per annum, original maturity date December 1,
                  2001. This note was converted into shares of the Company's
                  common stock on February 28, 2002.                                                 48,500

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 5 - LONG-TERM DEBT (CONTINUED)

                Term note payable to an individual stockholder of the company at
                  7% interest per annum, maturing April 10, 2002. The
                  outstanding principal balance of this note was converted into
                  shares of the Company's common stock on February 28, 2002.                         19,500

                Eight term notes issued as a result of acquisition to current stockholders at 6% interest per annum, maturing at dates
                  ranging from February 27, 2002 to November 27, 2002. Notes totaling $500,000 have been personally guaranteed by officers
                  of the Company.                                                                   650,000

                Term note payable to an individual stockholder of the company at
                  8% interest per annum, maturing March 18, 2002.                                   100,000

                Term notes issued as a result of acquisition to a corporation at
                  Wall Street Journal published prime plus 2% (7% at December
                  31, 2001) interest per annum, maturing at September 18, 2003 with monthly principal payments of $17,506 per month plus
                  accrued interest.                                                                 300,000

                Term notes issued as a result of acquisition to a corporation at
                  Wall Street Journal published prime plus 2% (7% at December
                  31, 2001) interest per annum, maturing at March 18, 2007 with monthly principal payments of $10,321 per month plus accrued interest. This note is personally guaranteed by officers of
                  the Company.                                                                    1,210,018

                Term notes issued as a result of acquisition to a corporation at
                  7.5% interest per annum, commencing on February 28, 2002 and maturing January 28, 2008, with 72 monthly payments of $21,478 per month and a final payment of all unpaid principal and
                  accrued interest.                                                               1,217,680

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 5 - LONG-TERM DEBT (CONTINUED)

                Term notes issued as a result of acquisition to a corporation at
                  Wall Street Journal published prime plus 2% (7% at December
                  31, 2001) interest per annum, maturing at September 18, 2003 with monthly principal payments of $24,890 per month plus
                  accrued interest.                                                                 429,888

                Term note payable to a bank at 10% interest per annum, maturing
                  March 26, 2005 with monthly payments of $934 per month. The
                  note is collateralized by certain shop equipment.                                  30,968

                Term notes issued as a result of acquisition to a corporation at
                  7.5% interest per annum, maturing on June 1, 2002.                                342,721
                                                                                              --------------
                                                                                                  4,969,121
                Current Portion of Long Term Debt                                                (2,364,123)
                                                                                              --------------
                Long Term Debt                                                                $   2,604,998
                                                                                              ==============

                  Aggregate principal maturities of long-term debt are as follows:

                                         YEAR ENDING
                                        DECEMBER 31:
                                        ------------
                                            2002            $  2,364,123
                                            2003                 614,666
                                            2004                 280,522
                                            2005                 291,407
                                            2006                 309,610
                                         Thereafter            1,108,793
                                                            -------------

                                                            $  4,969,121
                                                            =============

                  Interest expense for 2001 totaled $41,051.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 6 - STOCKHOLDERS' EQUITY

                  The authorized capital stock of Excalibur Holdings, Inc. consists of 50,000,000 shares of Common Stock, $0.001 par value, of which 10,145,000 shares were outstanding as of December 31, 2001. These shares are restricted by the Company's or its existing shareholders' first right of refusal to purchase the shares.

                  On December 17, 2001, the Company closed the sale of 1,000,000 shares of the Company's Series A Convertible Preferred Stock, $0.001 par value, for $750,000. The dividend rate is a non-cumulative rate of 8% per annum. The liquidation preference has a 10% per annum price over the original sales price of the preferred stock. Each share of the Series A Convertible Preferred Stock is convertible at the option of the holder thereof at any time into shares of Common Stock of the Company, par value $0.001, for one share of Common Stock. Voting rights of the Preferred shareholders shall be treated as if converted. Certain operations of the Company or the value at which Common Stock is traded may accelerate the conversion but not longer than a five year period. If not converted, the Company is obligated to repurchase the Preferred Stock at the liquidation value at that time.

NOTE 7 - BENEFIT PLANS

                  In October 2000, the Excalibur Steel, Inc. instituted a SIMPLE IRA plan covering substantially all employees. Any full-time employee who had completed 90 days of service was eligible to participate in the plan. The Company's funding policy was to make matching contributions to each participant's contribution up to three percent of the participant's compensation. The Company contributed $9,634 to the plan for the period November 20, 2001 (acquisition date) to December 31, 2001. The plan was terminated effective January 1, 2002.

                  Excalibur Aerospace, Inc. sponsors a 401(k) profit sharing plan covering substantially all employees. Company contributions are made at the discretion of management. No contributions to the plan were made by the Company for the period November 27, 2001 (acquisition date) through December 31, 2001.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 8 - STOCK OPTIONS AND WARRANTS

                  Under the Company's 2001 Stock Option Plan ("the Plan") approved by shareholders, options may be granted to employees, officers, directors, consultants, and independent contractors. The Company has reserved 2,000,000 shares of common stock for the Plan. The grant date, number of shares, terms of exercise, expiration date, and exercise price are determined by the Board of Directors (or a board-appointed option plan committee). However, the exercise price may be no less than the market value of the Company's common stock on the grant date and in no event shall on option be exercisable after the expiration of ten years from the date of grant. The plan is considered to be non-compensatory and, accordingly, no compensation cost has been recognized for 2001.

                  During 2001, the Company's Board of Directors granted incentive stock options to purchase a total of 740,000 shares of the Company's common stock to certain key employees. The options vest and become exercisable over a three-year period. Exercise prices for the options range from $0.90 to $1.00 per share. The options expire ten
         (10) years from the date granted. Compensation expense is recognized for book purposes on vested options to the extent the market value exceeds the exercise price. No compensation was recognized for these common stock options as none of the options vested during the year ended December 31, 2001.

                  Pursuant to a November 27, 2001 Purchase Option Agreement, the Company granted stock options to an officer to purchase a total of 500,000 shares of the Company's common stock at an exercise price of $0.90 per share. The options vest and become exercisable over a three year period and expire on the earlier of thirty days after the expiration of the officer's employment agreement or on the fifth anniversary of the effective date of the agreement. None of the options had vested as of December 31, 2001.

                  During 2001, the Company granted warrants to purchase 1,320,000 shares of common stock at purchase prices ranging from $0.05 to $1.20 per share. The warrants vested at the date of grant. In December 2001, 600,000 warrants were exercised to reduce the balance of a promissory note held by the individual by $30,000.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 8 - STOCK OPTIONS AND WARRANTS (CONTINUED)

                  Summary information with respect to the stock options and warrants is summarized below:

                                                                                  WEIGHTED-AVERAGE
                                                                   SHARES          EXERCISE PRICE
                                                               ------------       ----------------
                  Options granted in 2001                        1,240,000         $         0.91
                  Options exercised in 2001                             --
                                                               ------------
                  Options outstanding, December 31, 2001         1,240,000         $         0.91
                                                               ============

                  Warrants granted in 2001                       1,320,000         $         0.56
                  Warrants exercised in 2001                      (600,000)        $         0.05
                                                               ------------
                  Warrants outstanding, December 31, 2001          720,000         $         0.98
                                                               ============

                  Options exercisable, December 31, 2001       $        --         $           --
                  Warrants exercisable, December 31, 2001          720,000         $         0.98

NOTE 9 - CONCENTRATIONS OF CREDIT RISK

                  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables with domestic and foreign customers.

                  Historically, two customers have accounted for 80% of the subsidiaries' sales. At December 31, 2001, these same two customers accounted for 29% of the Company's trade accounts receivable balance. While foreign customers have historically only accounted for about 5% of the Company's sales, one foreign customer accounted for 59% of the Company's trade accounts receivable balance at December 31, 2001.

                  While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 10 - RELATED PARTY TRANSACTIONS

                  The Company leases its Broken Arrow, Oklahoma facility from a shareholder. The lease calls for monthly payments of $11,400 and expires on March, 31, 2004. Rental expense on this lease amounted to $14,872 for the period ending December 31, 2001.

                  During 2001, 200,000 shares of common stock, valued at par, were issued to officers of the Company in exchange for consulting services.

                  During 2001, the Company received $198,000 in cash loans from stockholders. At December 31, 2001, the total amount of notes payable to stockholders resulting from cash loans and asset acquisitions was $4,348,307.

                  The December 31, 2001 balance sheet includes a receivable from an officer of $32,299. The receivable pertains to a promissory note that was recorded on the books of Excalibur Steel, Inc., prior to its acquisition by the Company. The note is to be paid off by the officer in 2002.

                  The Company leases its Tulsa operating facility from a stockholder. The lease renews on a month-to-month basis, with current monthly lease payments of $6,000.

NOTE 11 - INCOME TAXES

                  The Company has incurred net operating losses since inception and has a net operating loss carryforward of approximately $1,500,000 at December 31, 2001, expiring in years beginning in 2021. As of December 31, 2001, the Company had a net deferred tax asset of $549,590. A valuation allowance has been recognized to fully offset this asset due to the uncertainty of realizing the future benefit in accordance with the provisions of FASB Statement No. 109, "Accounting for Income Taxes". The Company continually reviews the adequacy of the allowance and will recognize the tax benefits of these assets only as assessment indicates that it is more likely than not that the benefits will be realized.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 11 - INCOME TAXES (CONTINUED)

                  Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001:

                  Deferred tax asset:
                     Net operating loss carryforward           $ 580,610
                     Valuation allowance                        (549,590)
                                                               ----------
                                                                  31,020

                  Deferred tax liabilities:
                     Book-to-tax differences:
                        Accumulated amortization of goodwill       5,881
                        Accumulated depreciation                  25,139
                                                               ----------
                                                                  31,020

                  Net deferred tax asset                       $      --
                                                               ==========

                  Net increase in valuation allowance          $ 549,590
                                                               ==========

                  Deferred taxes reflect a combined federal and state tax rate of approximately 40%. A reconciliation between the amount of federal and state income taxes, based on a forty percent (40%) tax rate, and the effective amount of income taxes charged to operations is as follows:

                  Statutory federal income taxes (refund) $(565,424) Book-to-tax differences:
                        Temporary differences                  31,020
                        Permanent differences                 (15,186)
                  Valuation allowance                         549,590
                                                            ----------

                  Effective income taxes                    $      --
                                                            ==========

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 12 - COMMITMENTS AND CONTINGENCIES

                  The Company leases its Tulsa, Broken Arrow, and Sand Springs offices and manufacturing facilities and certain equipment under noncancelable operating leases, which expire on various dates through 2007.

                  At December 31, 2001 future lease commitments total $1,092,032, as follows:

                              YEAR ENDING
                              DECEMBER 31:
                           -----------------
                                  2002                      $      371,832
                                  2003                             284,792
                                  2004                             113,352
                                  2005                             107,352
                                  2006                             107,352
                               Thereafter                          107,352
                                                            ---------------

                                                            $    1,092,032
                                                            ===============

                  The lease for the Company's Sand Springs, Oklahoma facility contains an option to renew for five-year periods, not to exceed fifteen years from November 1, 2000.

                  Rental expense for all leases amounted to approximately $23,848 for the period ended December 31, 2001.

                  On November 21, 2001, a wrongful termination suit was filed against one of the Company's subsidiaries. Management believes that the claims are without merit and is aggressively defending its position. Management further believes that any losses resulting from this matter would not have a material effect on the financial position of the Company. Accordingly, no provision for any contingent liabilities that may result has been made in the financial statements.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 13 - SUBSEQUENT EVENTS

                  Effective March 21, 2002, the Board of Directors established and authorized the sale of 1,200,000 shares of the Company's Series B Convertible Preferred Stock, $0.001 par value, at a purchase price of $1.25 per share and warrants to purchase up to 360,000 shares of the Company's common stock at an exercise price of $1.35 per share. On March 22 and April 4, 2002, the Company issued a total of 806,000 shares of its Series B Preferred Stock. The Company also issued warrants to purchase up to 60,000 shares of common stock at an exercise price of $1.50 per share to its placement agent.

                  Effective March 29, 2002, the Company acquired Shumate Machine Works, Inc. of Magnolia, Texas by means of a merger and issued 1,150,000 of its common shares and $250,000 cash at closing. An additional agreement was signed on March 29, 2002 that provided if Shumate Machine Works, Inc. achieves $4,000,000 in revenue and $800,000 in net income, then the Company will grant an additional 250,000 shares of its common stock to be split between the former shareholders of Shumate. The Company entered into three year employment agreements with the two principals of Shumate.

                  On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Global Realty Management Group, Inc., a Florida corporation ("GRMG"), merged with and into the Company. As a result of the merger, each outstanding share of the Company's common stock was converted into one (1) share of GRMG common stock, each outstanding share of the Company's Series A Preferred Stock was converted into one (1) share of GRMG Series A Preferred Stock, each outstanding share of the Company's Series B Preferred Stock was converted into one (1) share of GRMG Series B Preferred Stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of the Company, making the Company a wholly owned subsidiary of GRMG. In total, GRMG issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock, and 806,000 shares of Series B preferred stock to the Company's shareholders pursuant to the merger. The shareholders of the Company received approximately 91% of the total outstanding shares of Global Realty Management Group, Inc. Each share of Series A and Series B preferred stock are convertible into one (1) share of GRMG common stock. GRMG intends to amend its articles of incorporation to change its name to "Excalibur Industries, Inc."


                              EXCALIBUR HOLDINGS, INC.
                                  AND SUBSIDIARIES

                             CONSOLIDATED BALANCE SHEET
                                   MARCH 31, 2002


                                       ASSETS
                                       ------
CURRENT ASSETS
    Cash and cash equivalents                                          $    306,847
    Accounts receivable                                                   2,921,641
    Inventories                                                           1,562,202
    Other Current Assets                                                    154,498
                                                                       -------------
          TOTAL CURRENT ASSETS                                            4,945,187

PROPERTY, PLANT, AND EQUIPMENT, NET                                       6,238,445
GOODWILL                                                                  3,359,262
OTHER ASSETS                                                                299,896
                                                                       -------------

               TOTAL ASSETS                                            $ 14,842,790
                                                                       =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                           $  2,342,764
    Current portion of long-term debt                                     2,456,744
    Accrued Expenses                                                        444,868
                                                                       -------------
          TOTAL CURRENT LIABILITIES                                       5,244,376
                                                                       -------------

LONG-TERM DEBT, NET OF CURRENT PORTION                                    4,433,512
    Long-Term Portion - Deferred Taxes                                      109,150
                                                                       -------------

STOCKHOLDERS' EQUITY
    Preferred stock, $0.001, par value, 5,000,000 shares authorized,
        1,000,000 shares of Series A issued and outstanding,
        806,000 shares of Series B issued and outstanding                     1,806
    Common stock, $0.001 par value, 50,000,000 shares authorized,
        10,145,000 shares issued and outstanding                             11,664
    Additional paid-in capital                                            6,495,771
    Retained earnings (deficit)                                          (1,453,488)
                                                                       -------------
          TOTAL STOCKHOLDERS' EQUITY                                      5,055,753
                                                                       -------------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 14,842,790
                                                                       =============


                              Excalibur Industries
                          Consolidated Income Statement
                    For the Three Months Ended March 31, 2002

                                                              Consolidated
                                                               Excalibur
                                                               Industries

REVENUE                                                       $ 3,626,307

TOTAL COST OF SALES                                           $ 2,722,981
                                                              ------------

GROSS PROFIT                                                  $   903,326
                                                              ------------

GENERAL & ADMIN EXPENSES                                      $   755,184
                                                              ------------

OPERATING PROFIT                                              $   148,142

INTEREST EXPENSE                                              $   (89,059)

SUNDRY (NET)                                                  $       218
                                                              ------------

INCOME BEFORE INCOME TAXES                                    $   (88,841)

INCOME TAXES                                                  $        --
                                                              ------------

NET INCOME                                                    $    59,301
                                                              ============

Note 1 : These Statements are Unaudited and Intended for Management Use Only

                              Excalibur Industries
                             Statement of Cash Flows
                    For the Three Months Ended March 31, 2002

                                                                         YTD
                                                                       March
                                                                        2002

Cash Flow from Operations
              Income from Operations                                $    59,300
              Add: Depreciation                                     $    92,605
              (Increase) Decrease A/R                               $(1,885,167)
              (Increase) Decrease Inventory                         $  (253,765)
              (Increase) Decrease  Other Assets                     $  (419,133)
              (Decrease) Increase A/P                               $   708,220
              (Decrease) Increase  Accrued Expenses                 $   359,253
                                                                    ------------
                          Net Cash from Operations                  $(1,338,686)

Cash Flow from Investing
              (Increase) Decrease Machinery                         $  (579,055)
              (Increase) Decrease Acquire Shumate Machinery         $(2,209,090)
              (Increase) Decrease Goodwill                          $  (245,846)
                                                                    ------------
                          Net Cash from Investing                   $(3,033,992)

Cash Flow from Financing
              (Decrease) Increase Notes Payable                     $ 1,894,551
              (Redemption) Issuance Common Stock                    $ 2,023,550
              (Redemption) Issuance Preferred Stock                 $   693,750
                                                                    ------------
                          Net Cash from Financing                   $ 4,611,851

                                                                    ------------
Net Increase (Decrease) in Cash                                     $   239,174

Beginning Cash                                                      $    67,256

                                                                    ------------
Ending Cash                                                         $   306,430
                                                                    ============

                           SHUMATE MACHINE WORKS, INC.

                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2001 AND 2000
                                       AND
                          INDEPENDENT AUDITOR'S REPORT

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                                TABLE OF CONTENTS

                                                                          Page

Independent Auditor's Report                                               F-52

Balance Sheet                                                              F-53

Statements of Income                                                       F-54

Statements of Stockholders' Equity                                         F-55

Statements of Cash Flows                                                   F-56

Notes to Financial Statements                                              F-58

                         [Cross & Robinson letterhead]

                          INDEPENDENT AUDITOR'S REPORT

To the Directors and Shareholders of
Shumate Machine Works, Inc.
Magnolia, Texas

         We have audited the balance sheet of Shumate Machine Works, Inc. (a Texas corporation) as of December 31, 2001 and the statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shumate Machine Works, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with those accounting principles generally accepted in the United States of America.

                                                    CROSS AND ROBINSON

                                                    /s/ Cross and Robinson

                                                    Certified Public Accountants

Tulsa, Oklahoma
March 6, 2002

                          SHUMATE MACHINE WORKS, INC.

                                 Balance Sheet
                               December 31, 2001

                                     ASSETS
                                     ------

CURRENT ASSETS
  Cash and cash equivalents                                          $  206,356
  Accounts receivable, net of allowance for
     doubtful accounts of $10,000                                       194,718
  Receivable from officers                                              155,442
  Inventories - NOte 3                                                   55,583
                                                                     -----------
     TOTAL CURRENT ASSETS                                               612,099
                                                                     -----------

PROPERTY AND EQUIPMENT, NET - NOTE 4                                  1,245,653
                                                                     -----------
          TOTAL ASSETS                                               $1,857,752
                                                                     ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                                      180,075
  Current portion of capital lease obligations - Note 5                 250,583
  Accrued liabilities                                                    19,976
  Income taxes payable                                                  116,737
  Deferred income tax - Note 9                                           40,108
                                                                     -----------
     TOTAL CURRENT LIABILITIES                                          607,479
                                                                     -----------

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION - NOTE 5              700,169
                                                                     -----------
DEFERRED INCOME TAX, NET OF CURRENT PORTION - NOTE 9                    109,150
                                                                     -----------

SHAREHOLDERS' EQUITY
  Common stock, no par value, 1,000 shares
     authorized, issued, and outstanding                                  1,000
  Retained earnings                                                     439,954
                                                                     -----------
     TOTAL SHAREHOLDERS' EQUITY                                         440,954
                                                                     -----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $1,857,752
                                                                     ===========

Accompanying notes are an integral part of the financial statements.

                          SHUMATE MACHINE WORKS, INC.

                              Statements of Income
                 For the Years Ended December 31, 2001 and 2000

                                                        2001            2000
                                                    ------------    ------------

Revenues                                            $ 2,840,293     $ 1,668,056

Cost of Sales                                         2,003,884         796,409
                                                    ------------    ------------

     Gross Profit                                       836,409         871,647

Selling, General and Administrative Expenses            554,506         634,978
                                                    ------------    ------------

     Operating Income                                   281,903         236,669

Other Income (Expense)
     Interest expense                                   (75,182)        (19,204)
                                                    ------------    ------------

     Net Income Before Income Tax                       206,721         217,465

Provision for Income Taxes                               63,054          63,438
                                                    ------------    ------------

          Net Income                                $   143,667     $   154,027
                                                    ============    ============

Accompanying notes are an integral part of the financial statements.

                          SHUMATE MACHINE WORKS, INC.

                       Statements of Shareholders' Equity
                 For the Years Ended December 31, 2001 and 2000

                                        Common Stock       Retained
                                     Shares     Amount     Earnings      Total
                                   ---------   ---------   ---------   ---------
BALANCE, DECEMBER 31, 1999            1,000    $  1,000    $142,260    $143,260

    Net income                           --          --     154,027     154,027
                                   ---------   ---------   ---------   ---------

BALANCE, DECEMBER 31, 2000            1,000       1,000     296,287     297,287

    Net income                           --          --     143,667     143,667
                                   ---------   ---------   ---------   ---------

BALANCE, DECEMBER 31, 2001            1,000    $  1,000    $439,954    $440,954
                                   =========   =========   =========   =========

Accompanying notes are an integral part of the financial statements.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                            Statements of Cash Flows
                 For the Years Ended December 31, 2001 and 2000

 CASH FLOWS FROM OPERATING ACTIVITIES:                 2001             2000
                                                    ------------    ------------
 Cash received from customers                         2,866,447     $ 1,490,894
 Cash paid to suppliers and employees                (2,396,242)     (1,307,250)
 Interest paid                                          (75,183)        (19,204)
 Income taxes paid                                           --          (1,909)
                                                    ------------    ------------

 NET CASH PROVIDED BY OPERATING ACTIVITIES              395,022         162,531
                                                    ------------    ------------

 CASH USED BY INVESTING ACTIVITIES:
 Property and equipment purchases                       (28,980)        (55,819)
                                                    ------------    ------------

 CASH USED BY FINANCING ACTIVITIES:
 Payments on capital lease obligations                 (210,802)        (67,782)
                                                    ------------    ------------

NET CASH PROVIDED                                       155,240          38,930

 CASH AT BEGINNING OF YEAR                               51,116          12,186
                                                    ------------    ------------

 CASH AT END OF YEAR                                $   206,356     $    51,116
                                                    ============    ============

Accompanying notes are an integral part of the financial statements.

RECONCILIATION OF NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:                          2001         2000
                                                         ----------   ----------
 Net income                                              $ 143,667    $ 154,027
                                                         ----------   ----------
 Adjustments to reconcile net income to net
 cash provided by operating activities:
    Depreciation and amortization                          117,448       50,346
    Deferred income taxes                                  124,948       98,797
    Provision for bad debt                                  10,000           --
   (Increase) decrease in accounts receivable              134,414     (221,361)
   (Increase) decrease in related party receivables       (108,261)      44,199
   (Increase) decrease in inventories                      (29,923)      (6,576)
    Increase (decrease) in accounts payable                 59,535       72,804
    Increase (decrease) in income taxes payable            (61,895)     (35,360)
    Increase (decrease) in other accrued liabilities         5,089        5,654
                                                         ----------   ----------

                Total adjustments                          251,355        8,504
                                                         ----------   ----------

 NET CASH PROVIDED BY OPERATING ACTIVITIES               $ 395,022    $ 162,531
                                                         ==========   ==========

 SUPPLEMENTAL DISCLOSURES:
 Non-cash transactions affecting investing
 and financing activities:
 Equipment purchased under capital leases                $ 432,598    $ 623,991
                                                         ==========   ==========

Accompanying notes are an integral part of the financial statements.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS
                  Shumate Machine Works, Inc. (referred to herein as the "Company") is based in Magnolia, Texas and is engaged in close tolerance machining of metals. The Company's primary customers are located in the Gulf Coast Region and generally operate in oil field-related industries. The Company's fiscal year ends on May 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES
                  The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         REVENUE RECOGNITION
                  Revenue is generally recognized upon shipment of the completed job to the customer. Revenues are recorded net of returns, allowances and discounts.

         INCOME TAXES
                  The Company reports on the cash basis for income tax purposes. For financial reporting purposes, the Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CASH AND CASH EQUIVALENTS
                  The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents.

                  Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks in accordance with the Company's cash management policies.

         INVENTORIES
                  Inventories are stated at the lower of cost or market value, using the specific identification method. Cost of work-in-process and finished goods includes labor, materials and production overhead.

         LEASES
                  Leases that transfer substantially all of the risks and benefits of ownership are capital leases. Other leases are operating leases. Capital leases are included in property and equipment at cost, and are amortized using the straight-line method over their estimated useful lives. The related capital lease obligations are recorded at the present value of the future minimum lease payments.

         PROPERTY AND EQUIPMENT
                  Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets as follows:

                   Furniture and equipment                   7 years
                   Machinery                                10 years

                  Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

                  Depreciation of assets under capital leases is included in depreciation expense.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING
                  Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2001 and 2000 was $5,788 and $4,885, respectively.

         COMPENSATED ABSENCES
                  Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid. Management believes if the costs were accrued as earned, it would have an immaterial effect on the financial statements.

NOTE 3 - INVENTORIES
                  Components of inventories are as follows at December 31, 2001:

                       Work-in-process                       $    24,176
                       Finished goods                             31,407
                                                             ------------
                                                             $    55,583
                                                             ============

NOTE 4 - PROPERTY AND EQUIPMENT
                  Property and equipment consists of the following at December 31, 2001:

                       Furniture and equipment               $     22,445
                       Machinery                                1,371,499
                       Leasehold improvements                      99,256
                                                             -------------
                                                                1,493,200
                       Less accumulated depreciation and
                          amortization                           (247,547)
                                                             -------------
                                                             $  1,245,653
                                                             =============

                  Depreciation and amortization expense for 2001 and 2000 was $117,448 and $50,346 respectively.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 5 - CAPITAL LEASE OBLIGATIONS
                  The Company has entered into capital leases for certain equipment. Obligations under capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at interest rates between 6.6% and 11.52%. The capitalized cost and accumulated depreciation of this equipment at December 31, 2001was $1,291,334 and $184,848, respectively.

                  Future minimum payments under capital leases are as follows:

            YEAR ENDING DECEMBER 31,
            ------------------------
            2002                                               $     326,429
            2003                                                     312,982
            2004                                                     267,581
            2005                                                     143,921
            2006                                                      63,129
                                                               --------------
            Total future minimum lease payments                    1,114,042
            Amount representing interest                             163,290
                                                               --------------
            Present value of future minimum lease payments           950,752
            Current portion                                          250,583
                                                               --------------
            Long-term portion                                  $    700,169
                                                               ==============

                  Total interest expense on the long-term capital lease obligations for the years ended December 31, 2001 and 2000 was approximately $75,183 and $19,204, respectively.

NOTE 6 - BENEFIT PLAN
                  The Company maintains a SIMPLE IRA pension plan, which is open to all employees who wish to participate. The Company will contribute a matching contribution to each eligible employee's Simple IRA of forty cents for each dollar the employee contributes up to a limit of 15% of the employee's compensation for the year. The employer contribution for the years ending December 31, 2001 and 2000 were $15,825 and $14,761, respectively.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 7 - CONCENTRATIONS OF RISK
                  The revenue from two customers comprised approximately 51% of sales in 2001. Two customers accounted for approximately 67% of the Company's total sales in 2000.

                  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables with customers.

                  At December 31, 2001, approximately 51% of accounts receivable was for one customer. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

                  The Company maintains its cash deposits in a single financial institution in Houston, Texas, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At December 31, 2001, the maximum loss that would have resulted from that risk totaled $126,790 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

NOTE 8 - RELATED PARTY TRANSACTIONS
                  The Company leases its office and manufacturing facility from a stockholder on a month-to-month basis. The Company made lease payments of $52,000 and $36,000 for the years ended December 31, 2001 and 2000, respectively.

                  Certain personal expenditures of the Company's officers have been paid by the Company. These expenditures are reflected as receivables on the balance sheet. The Company's officers intend to reimburse the Company for these expenditures in 2002.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 9 - INCOME TAXES

                  Significant components of the Company's deferred tax liabilities as of December 31, 2001 and 2000 are as follows:

                                                           2001          2000
                                                       -----------   -----------
        Book-to-tax differences, depreciation          $  109,150    $   53,673
        Cash-to-accrual conversion                         40,108       102,002
                                                       -----------   -----------

                                                       $  149,258    $  155,675
                                                       ===========   ===========

                  Deferred taxes reflect a federal tax rate of approximately 35%. A reconciliation between the amount of federal income taxes, based on a thirty five percent (35%) tax rate, and the effective amount of income taxes charged to operations is as follows:

                                                           2001          2000
                                                       -----------   -----------
          Statutory federal income taxes (refund)      $   78,770    $    9,298
          Book-to-tax differences, depreciation            55,477        27,987
          Cash-to-accrual conversion                      (71,193)       26,153
                                                       -----------   -----------

          Effective income taxes                       $   63,054    $   63,438
                                                       ===========   ===========

NOTE 10 - SUBSEQUENT EVENTS
                  On January 16, 2002, the Company signed a letter of intent whereby the stockholders would sell 100% of their outstanding common shares in exchange for $1,350,000 worth of shares of the purchaser's common stock. Additionally the purchaser will issue at closing a subordinate debenture for $250,000 payable to the shareholders within 180 days at 0% interest per annum and other terms and conditions, including employment contracts, cash payments, and a covenant not to compete.

                              EXCALIBUR STEEL, INC.

                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2000 AND 1999

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                             EXCALIBUR STEEL, INC.
                             ---------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Independent Auditor's Report                                               F-66

Balance Sheets                                                             F-67

Statements of Income                                                       F-68

Statements of Stockholders' Equity                                         F-69

Statements of Cash Flows                                                   F-70

Notes to Financial Statements                                              F-71

                          INDEPENDENT AUDITOR'S REPORT

To the Directors and Shareholders of
Excalibur Steel, Inc.
Sand Springs, Oklahoma

         We have audited the balance sheet of Excalibur Steel, Inc. (an Oklahoma Subchapter S corporation) as of December 31, 2000 and the statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Excalibur Steel, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with those accounting principles generally accepted in the United States of America.

                                                   CROSS AND ROBINSON

                                                   /s/ Cross and Robinson

                                                   Certified Public Accountants
                                                   Tulsa, Oklahoma

October 11, 2001

                              EXCALIBUR STEEL, INC.

                                  BALANCE SHEET
                                DECEMBER 31 2000

                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                          $109,433
    Accounts receivable, net of allowance for
        doubtful accounts of $6,000                                     261,764
    Receivable from stockholder                                          89,451
    Receivable from employees                                               800
    Work in process                                                      85,000
                                                                       ---------
         TOTAL CURRENT ASSETS                                           546,448
                                                                       ---------

PROPERTY AND EQUIPMENT, NET - NOTES 3 AND 4                             198,884
                                                                       ---------

OTHER ASSETS                                                              3,000
                                                                       ---------

                  TOTAL ASSETS                                         $748,332
                                                                       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                           $184,267
    Current portion of long-term debt - Note 4                          101,952
                                                                       ---------
         TOTAL CURRENT LIABILITIES                                      286,219
                                                                       ---------

LONG-TERM DEBT - NOTE 4                                                 317,236
                                                                       ---------

STOCKHOLDERS' EQUITY
    Common stock, $1 par value, 50,000 shares
        authorized; 500 shares issued and outstanding                       500
    Retained earnings                                                   144,377
                                                                       ---------
         TOTAL STOCKHOLDERS' EQUITY                                     144,877
                                                                       ---------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $748,332
                                                                       =========

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                              EXCALIBUR STEEL, INC.

                                INCOME STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                         2000           1999
                                                     ------------   ------------

REVENUE                                              $ 4,655,316    $ 2,290,971

COST OF GOODS SOLD                                     3,073,211      1,516,005
                                                     ------------   ------------

         GROSS PROFIT                                  1,582,105        774,966

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES          1,356,112        621,883
                                                     ------------   ------------

         OPERATING INCOME                                225,993        153,083

OTHER INCOME (EXPENSE)
    Interest income                                        1,742            338
    Interest expense                                     (45,536)       (15,858)
                                                     ------------   ------------

NET INCOME                                           $   182,199    $   137,563
                                                     ============   ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE  FINANCIAL STATEMENTS.

                              EXCALIBUR STEEL, INC.

                        STATEMENTS OF STOCKHOLDERS EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                      COMMON STOCK
                                 ----------------------   RETAINED
                                   SHARES      AMOUNT     EARNINGS       TOTAL
                                 ----------  ----------  ----------   ----------

BALANCE AT DECEMBER 31, 1998           500   $     500   $ (19,362)   $ (18,862)

Net income                              --          --     137,563      137,563
Distributions to stockholder            --          --     (19,225)     (19,225)
                                 ----------  ----------  ----------   ----------

BALANCE AT DECEMBER 31, 1999           500         500      98,976       99,476

Net income                              --          --     182,199      182,199
Distributions to stockholder            --          --    (136,798)    (136,798)
                                 ----------  ----------  ----------   ----------

BALANCE AT DECEMBER 31, 2000           500   $     500   $ 144,377    $ 144,877
                                 ==========  ==========  ==========   ==========

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                     EXCALIBUR STEEL, INC.

                                   STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                       2000           1999
                                                                   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Cash collections                                               $ 4,655,316    $ 2,290,971
    Interest received                                                    1,742            338
    Cash paid for goods and services                                (4,448,479)    (2,268,331)
    Interest paid                                                      (45,536)        (6,243)
                                                                   ------------   ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                     163,043         16,735
                                                                   ------------   ------------

NET CASH USED BY INVESTING ACTIVITIES:
    Purchases of equipment                                         $  (203,277)   $   (32,544)
                                                                   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable                                        532,132        782,468
    Principal payments on notes payable                               (245,667)      (754,827)
    Distributions to stockholder                                      (136,798)       (19,225)
                                                                   ------------   ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                     149,667          8,416
                                                                   ------------   ------------

         NET INCREASE (DECREASE) IN CASH                               109,433         (7,393)

CASH AT BEGINNING OF YEAR                                                   --          7,393
                                                                   ------------   ------------

         CASH AT END OF YEAR                                       $   109,433    $        --
                                                                   ============   ============

RECONCILIATION OF NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:
    NET INCOME                                                     $   182,199    $   137,563
                                                                   ------------   ------------
    ADJUSTMENTS TO RECONCILE NET INCOME TO NET
    CASH USED BY OPERATING ACTIVITIES:
        Depreciation                                                    86,450         45,548
        Bad debt provision                                               6,000             --
       CHANGES IN CERTAIN ASSETS AND LIABILITIES:
            (Increase) in receivable from stockholder                  (12,000)       (44,894)
            (Increase) in advances to employees                           (800)            --
            (Increase) Decrease in accounts receivable                 (45,479)      (222,285)
            (Increase) in work in process                              (15,000)       (45,000)
            Increase (Decrease) in cash overdrafts                     (57,050)        57,050
            Increase (Decrease) in accounts payable and accruals        18,723         88,753
                                                                   ------------   ------------
                  Total adjustments                                    (19,156)      (120,828)
                                                                   ------------   ------------

    NET CASH PROVIDED BY OPERATING ACTIVITIES                      $   163,043    $    16,735
                                                                   ============   ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.


                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

                  Excalibur Steel, Inc. (referred to herein as the "Company") is a fabricator of specialty metal products for customers predominately located in the Tulsa, Oklahoma metropolitan area. The majority of the Company's sales consist of subcontracts from another local steel fabricator.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES
                  The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
                  The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents. Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks in accordance with the Company's cash management policies.

         INVENTORIES
                  Inventories are stated at the lower of cost or market value, using the specific identification method. Cost of work-in-process includes labor, materials and production overhead.

         PROPERTY, PLANT AND EQUIPMENT
                  Property, plant and equipment are stated at cost less accumulated depreciation. Maintenance and minor repairs are charged to operations when incurred. When assets are retired or sold, the related costs and accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in current operations. Depreciation is computed using accelerated methods based on the estimated useful lives of the assets as follows:

                               Furniture and fixtures            4-7 years
                               Equipment                         3-7 years
                               Vehicles                          3-5 years

         ADVERTISING
                  Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2000 and 1999 was $25,169 and $13,968, respectively.

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION
                  Revenue is generally recognized upon shipment to the customer. Revenue from sales of completed structures temporarily stored for the customer in the Company's warehouse are recognized upon inspection and approval of the customer. Revenues are recorded net of returns, allowances and discounts.

         INCOME TAXES
                  The Company has elected and the shareholders have consented to be taxed as a "Small Business Corporation" under Section 1362 of the Internal Revenue Code. Accordingly, no provision for income taxes is included in the accompanying financial statements as income of the Company is taxable to the shareholders. At the discretion of the board of directors, the Company may pay dividends to the shareholders to provide them cash for personal income tax liabilities arising from the Company's operations.

         COMPENSATED ABSENCES
                  Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid. Management believes if the costs were accrued as earned, it would have an immaterial effect on the financial statements.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment consists of the following at December 31, 2000:

                  Furniture and fixtures          $  33,412
                  Equipment                         246,682
                  Vehicles                           69,289
                                                  ----------
                                                    349,383
                  Less accumulated depreciation    (150,499)
                                                  ----------

                                                  $ 198,884
                                                  ==========

                  Depreciation expense for the years ended December 31, 2000 and 1999 was $86,450 and $45,548 respectively.

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 2000:

                Note payable to a bank, dated August 26, 1998, with interest at
                  10.50% per annum, and a maturity date of September 1, 2003.
                  The note is secured by a security agreement on certain fixed assets of the Company and the personal guarantee of a
                  stockholder.                                                           $        26,676

                Note payable to a credit union, dated December 3, 1998, with interest at 9.79% per annum, and a maturity date of December
                  15, 2001. The note is secured by a security agreement one of
                  the Company's vehicles.                                                          4,828

                Note payable to a bank, dated December 18, 1998, with interest at the prime rate plus 1.50% (11.00% at December 31, 2000), and a maturity date of December 18, 2003. The note is secured by a security agreement on certain fixed assets of the Company
                  and the personal guarantee of a stockholder.                                    13,369

                Note payable to a bank, dated December 30, 1999, with interest at the prime rate plus 2.00% (11.50% at December 31, 2000), and a maturity date of January 1, 2005. The note is secured by a security agreement on certain fixed assets of the Company
                  and the personal guarantee of a stockholder.                                    38,155

                Note payable to a bank, dated January 11, 2000, with interest at
                  9.00% per annum, and a maturity date of January 11, 2004. The note is secured by a security agreement on certain fixed
                  assets of the Company and the personal guarantee of a
                  stockholder.                                                                    16,879

                                      F-73




                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - LONG-TERM DEBT (CONTINUED)

                Note payable to a bank, dated April 5, 2000, with interest at the prime rate plus 2.00% (11.50% at December 31, 2000), and a maturity date of April 5, 2005. The note is secured by a
                  security agreement on certain assets of the Company, a life insurance policy on a stockholder, and the personal guarantees
                  of the stockholders.                                                           264,197

                Note payable to a bank, dated July 17, 2000, with interest at the prime rate plus 2.00% (11.50% at December 31, 2000), and a maturity date of July 17, 2002. The note is secured by a
                  security agreement on certain fixed assets of the Company and
                  the personal guarantee of the majority stockholder.                             25,921

                Note payable to a bank, dated October 18, 2000, with interest at the prime rate plus 1.50% (11.00% at December 31, 2000), and a maturity date of October 18, 2005. The note is secured by a security agreement on certain fixed assets of the Company and
                  the personal guarantee of the majority stockholder.                             29,163
                                                                                         ----------------
                         Total                                                                   419,188

                Current portion of long-term debt                                               (101,952)
                                                                                         ----------------
                Long-term debt, net of current portion                                   $       317,236
                                                                                         ================

                                      F-74

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - LONG-TERM DEBT (CONTINUED)

                  Aggregate principal maturities of long-term debt are as follows:

                                         YEAR ENDING
                                         DECEMBER 31
                                         -----------
                                            2001            $     101,952
                                            2002                   99,660
                                            2003                   97,252
                                            2004                   88,092
                                            2005                   32,232
                                                            --------------

                                                            $     419,188
                                                            ==============

                  Interest expense was $45,536 and $15,858 for the years ended December 31, 2000 and 1999, respectively.

NOTE 5 - BENEFIT PLAN

                  In October 2000, the Company instituted a SIMPLE IRA plan covering substantially all employees. Any full-time employee who has completed 90 days of service may participate in the plan. The Company's funding policy is to make matching contributions to each participant's contribution up to three percent of the participant's compensation. In 2000, the Company made matching contributions of $3,948 to the plan.

NOTE 6 - CONCENTRATIONS OF RISK

                  In 2000 and 1999, one customer accounted for approximately 94% and 83% of gross sales, respectively. This customer accounted for approximately 99% of the Company's December 31, 2000 accounts receivable. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

                  In 2000, two suppliers accounted for approximately 53% of the Company's total inventory purchases. In 1999, one supplier accounted for approximately 25% of the Company's total inventory purchases.

                  The Company maintains cash balances in three financial institutions in Oklahoma. The Federal Deposit Insurance Corporation insures the balances up to $100,000. At December 31, 2000, the Company's uninsured cash balances totaled $25,617.

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 7 - RELATED PARTY TRANSACTIONS

                  The Company made payments to a stockholder for the rental of certain equipment totaling $24,000 and $26,353 in 2000 and 1999, respectively.

NOTE 8 - COMMITMENTS

                  The Company leases its office and manufacturing facility under a noncancelable operating lease, which expires November 1, 2005.

                  At December 31, 2000 future lease commitments total $507,268, as follows:

                                            YEAR ENDING
                                            DECEMBER 31:
                                            ------------
                                                2001          $       104,952
                                                2002                  104,952
                                                2003                  104,952
                                                2004                  104,952
                                                2005                   87,460
                                                              ----------------

                                                              $       507,268
                                                              ================

                  Rental expense for all leases amounted to $106,571 in 2000 and $54,870 in 1999.

NOTE 9 - SUBSEQUENT EVENTS

                  On August 14, 2001, the Company signed a letter of intent whereby the stockholders would sell 100% of their outstanding common stock in exchange for 1,500,000 shares of the purchaser's common stock. Additionally, the purchaser will issue at closing a subordinate debenture for $500,000 payable to the shareholders within 120 days accruing interest at 6% per annum and other terms and conditions, including employment contracts, cash payments, and a covenant not to compete.

                  On September 20, 2001, a complaint was filed against the Company with the National Labor Relations Board, alleging unfair labor practices. Management believes that the claims are without merit and is aggressively defending itself against all allegations. Management further believes that any losses resulting from this matter would not have a material effect on the financial position of the Company. Accordingly, no provision for any contingent liabilities that may result has been made in the financial statements.

                                 AERO WELD, INC.

                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2000 AND 1999

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                                 AERO WELD, INC.
                                 ---------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Independent Auditor's Report                                               F-79

Balance Sheet                                                              F-80

Statements of Income                                                       F-81

Statements of Stockholders' Equity                                         F-82

Statements of Cash Flows                                                   F-83

Notes to Financial Statements                                              F-85

                          INDEPENDENT AUDITOR'S REPORT

To the Directors and Shareholders of
Aero Weld, Inc.
Broken Arrow, Oklahoma

         We have audited the balance sheet of Aero Weld, Inc. (an Oklahoma Subchapter S corporation) as of December 31, 2000 and the statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aero Weld, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with those accounting principles generally accepted in the United States of America.

                                             CROSS AND ROBINSON

                                             /s/ Cross and Robinson

                                             Certified Public Accountants

Tulsa, Oklahoma
October 24, 2001

                                 AERO WELD, INC.

                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                       $   676,618
    Accounts receivable, net of allowance for doubtful
        accounts of $25,000                                             578,734
    Receivable from employees                                            13,920
    Inventory                                                           458,835
                                                                    ------------
         TOTAL CURRENT ASSETS                                         1,728,107
                                                                    ------------

PROPERTY AND EQUIPMENT, NET - NOTES 3 AND 4                           1,193,483
                                                                    ------------

                  TOTAL ASSETS                                      $ 2,921,590
                                                                    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                        $   344,327
    Current portion of long-term debt - Note 4                           24,240
    Capital lease obligations - Note 4                                   62,671
                                                                    ------------
         TOTAL CURRENT LIABILITIES                                      431,238
                                                                    ------------

LONG-TERM DEBT, NET OF CURRENT PORTION - NOTE 4                         294,107
                                                                    ------------

STOCKHOLDERS' EQUITY
    Common stock, $1 par value, 10,000 shares
        authorized; 500 shares issued and outstanding                       500
    Treasury stock, 250 shares, at cost                                  (5,100)
    Retained earnings                                                 2,200,845
                                                                    ------------
         TOTAL STOCKHOLDERS' EQUITY                                   2,196,245
                                                                    ------------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 2,921,590
                                                                    ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                                INCOME STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                         2000            1999
                                                     ------------   ------------

REVENUE                                              $ 9,420,326    $ 5,713,501

COST OF GOODS SOLD                                     5,905,789      4,060,983
                                                     ------------   ------------

         GROSS PROFIT                                  3,514,537      1,652,518

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES          1,276,008      1,139,248
                                                     ------------   ------------

OPERATING INCOME                                       2,238,529        513,270
                                                     ------------   ------------

OTHER INCOME (EXPENSE)
    Interest income                                        9,896          5,588
    Other income                                              51         24,849
    Rent income                                           10,300         15,610
    Interest expense                                     (37,607)       (34,344)
    Loss on sale of fixed asset                               --         (8,299)
                                                     ------------   ------------
         TOTAL OTHER INCOME (EXPENSE)                    (17,360)         3,404
                                                     ------------   ------------

                  NET INCOME                         $ 2,221,169    $   516,674
                                                     ============   ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                           AERO WELD, INC.

                                  STATEMENTS OF STOCKHOLDERS' EQUITY
                            FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                      COMMON STOCK
                               --------------------------    TREASURY       RETAINED
                                  SHARES        AMOUNT        STOCK         EARNINGS         TOTAL
                               ------------  ------------  ------------   ------------   ------------
BALANCE AT
DECEMBER 31, 1998                      500   $       500   $    (5,100)   $   387,480    $   382,880

Net income                              --            --            --        516,674        516,674
                               ------------  ------------  ------------   ------------   ------------

BALANCE AT
DECEMBER 31, 1999                      500           500        (5,100)       904,154        899,554

Net income                              --            --            --      2,221,169      2,221,169

Distributions to stockholder            --            --            --       (924,478)      (924,478)
                               ------------  ------------  ------------   ------------   ------------

BALANCE AT
DECEMBER 31, 2000                      500   $       500   $    (5,100)   $ 2,200,845    $ 2,196,245
                               ============  ============  ============   ============   ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                      F-82

                                 AERO WELD, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                         2000            1999
                                                     ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Cash collected from customers                    $ 9,281,260    $ 5,199,207
    Interest and dividends received                        9,896          5,588
    Cash paid for goods and services                  (6,673,856)    (4,772,979)
    Interest paid                                        (37,607)       (34,344)
                                                     ------------   ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES     2,579,693        397,472
                                                     ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of equipment                           --          7,500
    Purchases of equipment                              (271,352)      (912,513)
                                                     ------------   ------------
         NET CASH USED BY INVESTING ACTIVITIES          (271,352)      (905,013)
                                                     ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments on long term debt
    and capital lease obligations                       (264,605)       (29,000)
    Principal payments on officer notes payable         (559,379)            --
     Proceeds from officer loan                               --        531,308
    Distributions to stockholder                        (924,478)            --
                                                     ------------   ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES    (1,748,462)       502,308
                                                     ------------   ------------

NET INCREASE (DECREASE) IN CASH                          559,879         (5,233)

CASH AT BEGINNING OF YEAR                                116,739        121,972
                                                     ------------   ------------

         CASH AT END OF YEAR                         $   676,618    $   116,739
                                                     ============   ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                                         2000           1999
                                                     ------------   ------------
RECONCILIATION OF NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:

NET INCOME                                           $ 2,221,169    $   516,674
                                                     ------------   ------------

ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH USED BY OPERATING ACTIVITIES:
    Depreciation                                         448,671        373,650
    Bad debt provision                                    25,000             --
    Loss on sale of assets                                    --          8,298

   CHANGES IN CERTAIN ASSETS AND LIABILITIES:
        (Increase) Decrease in accounts receivable        74,684       (502,198)
        (Increase) in work in process inventory          (72,538)       (46,635)
        Decrease in other assets                           2,747         21,922
        (Decrease) in customer deposits                 (226,848)       (74,477)
        Increase in accounts payable                     101,805         98,964
        Increase in other current liabilities              5,003          1,274
                                                     ------------   ------------
              Total Adjustments                          358,524       (119,202)
                                                     ------------   ------------

NET CASH PROVIDED BY OPERATING ACTIVITIES            $ 2,579,693    $   397,472
                                                     ============   ============

NONCASH INVESTING ACTIVITIES:
    Original cost of assets sold                     $        --    $   116,434
    Accumulated depreciation of assets sold          $        --    $  (100,635)

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

                  Aero Weld, Inc. (referred to herein as the "Company") is based in Broken Arrow, Oklahoma and is engaged in custom precision machining, custom metal fabrication and the manufacture of aircraft training equipment. The Company's primary customers are international and domestic military and commercial airlines and other commercial markets. Sales are made on an unsecured basis on credit terms determined by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES
                  The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         REVENUE RECOGNITION
                  Revenue is generally recognized upon shipment of the completed job to the customer. Revenues are recorded net of returns, allowances and discounts.

         INCOME TAXES
                  The Company has elected and the shareholder has consented to be taxed as a "Small Business Corporation" under Section 1362 of the Internal Revenue Code. Accordingly, no provision of income taxes is included in the accompanying financial statements as income of the Company is taxable to the shareholder.

         CASH AND CASH EQUIVALENTS
                  The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents.

                  Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks in accordance with the Company's cash management policies.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INVENTORIES
                  Inventories are stated at the lower of cost or market value, using the specific identification method. Cost of work-in-process includes labor, materials and production overhead.

         PROPERTY AND EQUIPMENT
                  Property and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for internal production of tools that have continuing value are capitalized. Capitalized tooling costs include labor, materials and production overhead. Expenditures for tools with no future value and maintenance and repairs are charged to expense as incurred. Depreciation is computed using various methods based upon the estimated useful lives of the assets as follows:

                          Equipment                                  4-7 years
                          Computer equipment                         3-7 years
                          Tooling and vehicles                       3-5 years
                          Buildings                                12-31 years

                  Depreciation of assets under capital leases is included in depreciation expense.

                  Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

         WARRANTY AND RETURN POLICY
                  The Company makes no warranty on the precision machining and metal fabrication beyond the customer's receipt of those items. The Company's warranty policy on training equipment generally provides 36 month coverage, subject to certain restrictions, for parts found to be defective due to Aero Weld's workmanship or the use of materials inferior to that required by Aero Weld's manufacturing techniques.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING
                  Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2000 and 1999 was $114,555 and $91,000, respectively.

         COMPENSATED ABSENCES
                  Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid. Management believes if the costs were accrued as earned, it would have an immaterial effect on the financial statements.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment consist of the following at December 31, 2000:

                  Equipment                       $ 1,814,514
                  Computer equipment                    9,329
                  Automotive equipment                 97,641
                  Land and buildings                  642,774
                  Improvements                        253,863
                                                  ------------
                                                    2,818,121
                  Less accumulated depreciation
                       and amortization            (1,624,638)
                                                  ------------

                                                  $ 1,193,483
                                                  ============

                  Depreciation and amortization expense for 2000 and 1999 was $448,671 and $373,650 respectively.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

         LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 2000:

                  Term note payable to a bank, interest at prime rate plus 1.50%
                      (11.00% at December 31, 2000), with payments of $3,257 per month and a final payment of $253,631 when the note
                      matures on May 9, 2002. The note is collateralized by real
                      estate.                                                        $    262,736

                  Term note payable to a bank, interest at 8.50%, with payments of $1,478 per month and a maturity date of August 1, 2004.
                      This note is collateralized by equipment.                            55,611
                                                                                     -------------

                  Total long-term debt                                                    318,347
                  Current portion of long-term debt                                       (24,240)
                                                                                     -------------

                  Long-term debt, net of current portion                             $    294,107
                                                                                     =============

                  Aggregate principal maturities of long-term debt are as follows:

                                             YEAR ENDING
                                            DECEMBER 31:
                                            ------------
                                                2001              $      24,240
                                                2002                    266,748
                                                2003                     16,025
                                                2004                     11,334
                                                                  --------------

                                                                  $     318,347
                                                                  ==============

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

                  The Company has an available line of credit from a bank for $350,000. The credit line bears interest at prime plus 1.00% (10.50% at December 31, 2000). The credit line is secured by all assets of the Company. No amounts were outstanding at December 31, 2000.

         CAPITAL LEASES

                  The Company leases certain equipment under various capital lease arrangements that expire in 2001. Included in equipment are capital leases with an original cost of $ 339,389. The equipment had been fully depreciated as of December 31, 2000.

                  The remaining principal balances on the capital lease obligations at December 31, 2000 aggregated to $62,671. Capital lease payments remaining will be paid in full in 2001. Total payments in 2001 will be $ 64,660 with $ 1,989 representing interest expense.

NOTE 5 - BENEFIT PLAN

                  The Company sponsors a 401(k) profit sharing plan covering substantially all employees. Company contributions are made at the discretion of management. In 2000 and 1999 respectively, the Company contributed a total of $82,986 and $24,338.

NOTE 6 - CONCENTRATIONS OF CREDIT RISK

                  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables with customers.

                  One customer accounted for approximately 77% and 67% of the Company's total sales and 70% and 81% of the Company's year-end accounts receivable balances in 2000 and 1999, respectively. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 6 - CONCENTRATIONS OF CREDIT RISK (CONTINUED)

                  The Company maintains its cash deposits in a single financial institution in Tulsa, Oklahoma, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At December 31, 2000, the maximum loss that would have resulted from that risk totaled $195,213 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

NOTE 7 - RELATED PARTY TRANSACTIONS

                  The Company purchased certain equipment at a total cost of $625,000 from its sole stockholder in 2000. The stockholder, who financed the purchases through a bank, had originally purchased this equipment. He pledged the equipment as collateral on two promissory notes to the bank. The original promissory notes totaling $440,000 are still collateralized by the equipment owned by the Company. The aggregate principal balance of the notes at December 31, 2000 totals $372,831 and the balance at the date of the audit report was $304,560.

                  The Company leases property owned by its sole stockholder through a non-cancelable lease, which expires on October 31, 2001. The Company made lease payments of $52,500 during 2000 and had a future minimum lease obligation of $75,000 at December 31, 2000.

NOTE 8 - SUBSEQUENT EVENTS

                  On August 14, 2001, the Company signed a letter of intent along with the buyer, Excalibur Industries, Inc., whereby the Company's stockholders agreed to sell certain assets and their attendant liabilities. This letter was amended on September 24, 2001. The terms of the sale are that the Company will sell the cash and cash equivalents, accounts receivable, raw materials inventory, work in process inventory, accounts payable and associated payroll liabilities. The stockholders will receive a cash down payment of $4,250,000 and a subordinated debenture in the amount of $988,500. The interest rate is 8% and the note is amortized over 10 years but will have a balloon payment at the end of 54 months.

The following unaudited pro forma combined condensed financial information gives effect to the recent acquisition by Global Realty Management Group, Inc. of Excalibur Holdings, Inc and the recent acquisition by Excalibur Holdings, Inc. of Shumate Machine Works, Inc. The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of Global Realty Management Group, Excalibur Holdings, and Shumate Machine Works and has been prepared to reflect the acquisition by Global Realty Management Group of Excalibur Holdings, and the acquisition by Excalibur Holdings of Shumate, as if the acquisitions had occurred as of January 1, 2001. The unaudited pro forma combined condensed statement of operations is based on the individual historical statements of operations of Global Realty Management Group, Excalibur Holdings, and Shumate Machine Works and combines the results of operations of Global Realty Management Group for the year ended December 31, 2001 and the three-month period ended March 31, 2002 with the results of operations for Excalibur Holdings, and Shumate Machine Works as if the acquisitions had occurred as of January 1, 2001.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisitions had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future financial position or operating results of Global Realty Management Group. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of the operations of Global Realty Management Group, Excalibur Holdings, and Shumate Machine Works. The costs related to restructuring and integration have not yet been determined.

The unaudited pro forma combined condensed financial information should be read in conjunction with the audited financial statements and accompanying notes of Global Realty Management Group and the audited financial statements and accompanying notes of Global Realty Management Group, Excalibur Holdings and Shumate Machine Works which are included elsewhere in the prospectus herein.

The unaudited condensed financial statements as of and for the three months ended March 31, 2002 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and in the opinion of the respective managements of Global Realty Management Group and Excalibur Holdings include all adjustments necessary for a fair presentation of the interim financial information for the period presented.

                                                        EXCALIBUR INDUSTRIES
                                                PRO FORMA CONSOLIDATED BALANCE SHEET
                                                        AS OF MARCH 31, 2002

                                                       PRO FORMA
                                                      CONSOLIDATED                   GLOBAL REALTY
                                                       EXCALIBUR         SHUMATE      MANAGEMENT        ADJUSTMENTS    CONSOLIDATED
                                                      INDUSTRIES         MACHINE        GROUP                          PRO FORMA
ASSETS

Current Assets
              Cash                                      $     59,912     $  246,935        $     911                    $  307,758
              Accounts Receivable-Net                   $  1,862,342     $  586,642        $  50,000                    $ 2,498,985
              Accounts Receivable-S/H                   $    302,438     $  170,218                                     $  472,657
              Inventory-Raw Mat & Fin Goods             $  1,506,619     $   55,583                                     $ 1,562,202
              Other Current Assets                      $    152,004     $   2,493                                      $  154,498
                          Total Current Assets          $  3,883,315     $1,061,872        $  50,911                    $ 4,996,099

PROPERTY, PLANT AND EQUIPMENT (NET)                     $  3,582,499     $2,655,946                                     $ 6,238,445

OTHER ASSETS
              Goodwill                                  $  3,113,415     $  245,846                                     $ 3,359,262
              Other Assets                              $    299,896                                                    $   299,896
                          Total Other Assets            $  3,413,311     $  245,846                                     $ 3,659,158

TOTAL ASSETS                                            $ 10,879,126     $3,963,664        $  50,911                    $14,893,701

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
              Accounts Payable                          $  1,925,525     $  417,239        $  17,050                    $ 2,359,814
              Current Notes Payable                     $  2,252,291     $  204,453        $  40,100                    $ 2,496,844
              Accrued Expenses                          $    258,458     $  186,409                                     $   444,867
                          Total Current Liabilities     $  4,436,275     $  808,101        $  57,150                    $ 5,301,526

LONG TERM DEBT
              Notes Payable                             $  3,637,445     $  796,067                                     $ 4,433,512
              Long Term Portion-Deferred Taxes                           $  109,150                                     $   109,150

TOTAL LIABILITIES                                       $ 15,579,719     $3,922,407                                     $ 9,844,187

Common Stock                                            $     11,743                       $  10,550                    $    22,293
Paid In Capital                                         $  5,109,997                       $  99,950                    $ 5,209,947
Preferred Stock                                         $  1,387,500                                                    $ 1,387,500
Retained Earnings                                       $ (1,494,745)    $   41,257        $(116,739)                   $(1,570,227)
              TOTAL STOCKHOLDERS' EQUITY                $  5,014,496     $   41,257        $  (6,239)                   $ 5,049,513

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY               $ 20,594,215     $3,963,664        $  50,911                    $14,893,701

                                                                P-2

                                                        EXCALIBUR INDUSTRIES
             PRO FORMA CONSOLIDATED INCOME STATEMENT FOR EXCALIBUR INDUSTRIES WITH SHUMATE AND GLOBAL REALTY MANAGEMENT
                                                FOR THE YEAR ENDED DECEMBER 31, 2001

                                       PRO FORMA
                                      CONSOLIDATED                         GLOBAL REALTY
                                       EXCALIBUR            SHUMATE         MANAGEMENT         ADJUSTMENTS         CONSOLIDATED
                                       INDUSTRIES                              GROUP                                 PRO FORMA

REVENUE                                  $ 16,429,307        $ 2,840,293                                             $ 19,269,600
TOTAL COST OF SALES                      $ 11,435,530        $ 2,003,884                                             $ 13,439,414
                                         $         --
                                     ---------------------------------------------------------------------------------------------
GROSS PROFIT                             $  4,993,777        $   836,409                                             $  5,830,186

                                     ---------------------------------------------------------------------------------------------
GENERAL & ADMIN EXPENSES                 $  2,737,109        $   554,506        $  43,618                            $  3,335,233

                                     ---------------------------------------------------------------------------------------------
OPERATING PROFIT                         $  2,256,668        $   281,903        $ (43,618)                           $  2,494,953

INTEREST EXPENSE                         $   (141,823)       $   (75,182)       $  (3,913)

SUNDRY NET                               $     45,131
                                     ---------------------------------------------------------------------------------------------

EARNINGS(LOSS) BEFORE INCOME TAXES       $  2,159,975        $   206,721        $ (47,531)                           $  2,319,165

INCOME TAX EXPENSE                                           $   (63,054)

                                     ---------------------------------------------------------------------------------------------
NET INCOME                               $  2,159,975        $   143,667        $ (47,531)                           $  2,256,111
                                     =============================================================================================

Note: The Pro Forma Excalibur Industries Income Statement reflects the income statements of Aeroweld Inc and Excalibur Steel for the full twelve months. The acquisition of these companies occurred in late
              November 2001.

                                                                P-3

                                                        EXCALIBUR INDUSTRIES
             PRO FORMA CONSOLIDATED INCOME STATEMENT FOR EXCALIBUR INDUSTRIES WITH SHUMATE AND GLOBAL REALTY MANAGEMENT
                                              FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                               PRO FORMA
                                             CONSOLIDATED                     GLOBAL REALTY
                                               EXCALIBUR        SHUMATE        MANAGEMENT         ADJUSTMENTS        CONSOLIDATED
                                              INDUSTRIES                          GROUP                                PRO FORMA

REVENUE                                          $ 1,279,980     $ 508,604                                          $ 1,788,583

TOTAL COST OF SALES                              $   920,499     $ 352,179                         $       -        $ 1,272,678

GROSS PROFIT                                     $   359,481     $ 156,425                         $       -        $   515,905

GENERAL & ADMIN EXPENSES                         $   191,287     $  73,498          $  32,701      $       -        $   297,486

OPERATING PROFIT                                 $   168,194     $  82,927          $ (32,701)     $       -        $   218,420

INTEREST EXPENSE                                 $   (31,091)    $ (13,773)         $    (921)                      $   (45,785)

SUNDRY (NET)                                     $        29                        $ 100,000

EARNINGS(LOSS) BEFORE INCOME TAXES               $   137,133     $  69,154          $  66,378      $       -        $   272,664

INCOME TAX EXPENSE

NET INCOME                                       $   137,133     $  69,154          $  66,378      $       -        $   272,664

Note Includes the pro forma income statement effect of Shumate Machine for the period 01/01/02 to 03/39/02

                                                                P-4

================================================================================

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy our common stock in any jurisdiction where it is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of common stock.

                                TABLE OF CONTENTS

                                            Page
Prospectus Summary............................................. 1
Risk Factors..................................................  4
Cautionary Statement Regarding
  Forward-looking Statements..................................  6
Use of Proceeds...............................................  7
Market for Common Equity and Related Stockholder Matters......  7
Selling Stockholders..........................................  8
Plan of Distribution..........................................  9
Management's Discussion and Analysis or
  Plan of Operation........................................... 10
Business...................................................... 12
Management.................................................... 17
Principal Stockholders and
  Beneficial Ownership of Management.......................... 22
Description of Securities..................................... 24
Legal Matters................................................. 24
Experts....................................................... 24
Changes in and Disagreements with Accountants................. 25
Available Information......................................... 25
Index to Financial Statements................................. F-1

         Until _________, 2002, 25 days after commencement of the offering, all dealers that buy, sell or trade shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                      GLOBAL REALTY MANAGEMENT GROUP, INC.

                                3,906,669 SHARES

                             ----------------------

                                   PROSPECTUS

                             ----------------------

                                  MAY ___, 2002

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Florida Statutes
----------------

         Section 607.0850 of the Florida Business Corporation Act, as amended, provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

         "(1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

         (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

                  (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

                  (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                  (c) By independent legal counsel:

                           1. Selected by the board of directors prescribed in
                  paragraph (a) or the committee prescribed in paragraph (b); or

                           2. If a quorum of the directors cannot be obtained
                  for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

                  (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

         (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                  (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

                  (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

                  (c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

                  (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

                  (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

                  (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

                  (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

         (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         (11) For purposes of this section:

                  (a) The term "other enterprises" includes employee benefit plans;

                  (b) The term "expenses" includes counsel fees, including those for appeal;

                  (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

                  (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

                  (e) The term "agent" includes a volunteer;

                  (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

                  (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

         (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section. (HISTORY.--s. 93, ch. 89-154; s. 30, ch. 97-102.)"

Certificate of Incorporation
----------------------------

         Our certificate of incorporation includes a provision that eliminates the personal liability of our directors to the fullest extent permitted by applicable law. Our bylaws also contain a provision for the indemnification of our directors.

Bylaws
------

         Our bylaws provide for our indemnification of our directors, officers, employees, or agents under certain circumstances as follows:

         "SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

         SECTION 2. ADVANCES. Costs, charges and expenses (including attorney's fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

         SECTION 3. SAVINGS CLAUSE. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses to be incurred by us in connection with the issuance and distribution of all shares being registered. All such expenses are estimated except for the SEC registration fee.

          SEC registration fee....................................   $     720
          AMEX Listing Fee........................................      50,000
          Printing expenses.......................................       5,000
          Fees and expenses of counsel for the Company............      50,000
          Fees and expenses of accountants for Company............      25,000
          Miscellaneous...........................................      50,000
                                                                     ---------

                            *Total................................  $  180,720
                                                                    ----------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         A. In June 1999, we issued 3,388 shares of our common stock in consideration of legal services rendered by legal counsel. The issuance was exempt under the Section 4(2) of the Act.

         B. On December 6, 1999, we issued 33,880,000 shares of our common stock in connection with our investment in Genesis Realty Group, Inc. (formerly i-RealtyAuction.Com, Inc.) ("Genesis"). This issuance was exempt under the
Section 4(2) of the Act.

         C. On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. As a result of the Excalibur Holdings merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, and each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock, and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. Each share of Series A and Series B preferred stock are convertible into one (1) share of our common stock. Each shareholder of Excalibur Holdings was an accredited investor at the time of the merger. The issuance was exempt under Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder.

         With respect to each of the foregoing offerings, before investing, each subscriber was provided with or had access to information regarding our company substantially similar to that included in a registration statement on Form SB-2. In each case, we received, before accepting the subscription of each subscriber, subscription agreements or investment letters executed by the subscribers. Each of the subscribers represented and warranted to us that such subscriber (i) was sophisticated enough to evaluate the merits of an investment in the securities and did not need the benefits of registration under the Act, (ii) was purchasing with investment intent and not with a view to distribution, and (iii) had not been solicited through any form of general solicitation. In addition, each subscriber referred to in paragraph C above was reasonably believed by the Company to be an accredited investor within the meaning of Rule 501(a) of the 1933 Act.

ITEM 27.  EXHIBITS

Exhibit No.    Description
-----------    -----------

2.1* Agreement and Plan of Merger by and among Global Realty Management Group, Inc., GRMG Acquisition Corporation, Excalibur Holdings, Inc., and Michael D. Farkas.

2.2* Agreement and Plan of Merger by and among Excalibur Steel, Inc., Dwayne Lewis, Debra Lewis, Excalibur Holdings, Inc., William S.H. Stuart, and Matthew C. Flemming.

2.3* Asset Purchase Agreement dated as of November 23, 2001 by and between Excalibur Aerospace, Inc. and Aeroweld, Inc., as amended by the First Amendment to Asset Purchase Agreement made as of December 30, 2001. Industries, LLC.

2.4* Agreement and Plan of Merger by and among Shumate Machine Works, Inc., Larry C. Shumate, Russ Clark, Excalibur Holdings, Inc., and Excalmergeco, Inc..

2.5* Asset Purchase Agreement dated as of November 20, 2001 by and between Excalibur Services, Inc. and Redhawk Industries, LLC.

3.1* Articles of Incorporation of Global Realty Management Group, Inc., as amended to date

3.2* Bylaws of Global Realty Management Group, Inc., as amended to date

4.1* Specimen Certificate of Global Realty Management Group, Inc.'s common stock

4.2* Specimen Certificate of Global Realty Management Group, Inc.'s Series A preferred stock

4.3* Specimen Certificate of Global Realty Management Group, Inc.'s Series B preferred stock

4.4*           Form of common stock purchase warrant

5.1*           Opinion of Spectrum Law Group, LLP

9.1* Shareholder's Voting Agreement by and among the Robert and Mary Stuart Irrevocable Trust, Matthew C. Flemming, A. Earl Swift, Dwayne Lewis, Debra Lewis, and Excalibur Holdings, Inc.

10.1* Series A Preferred Stock and Warrant Purchase Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, and Seneca Capital International, Ltd.

10.2* Registration Rights Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, and Seneca Capital International, Ltd.

10.3* Series B Preferred Stock and Warrant Purchase Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, Seneca Capital International, Ltd., and other Investors

10.4* Registration Rights Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, Seneca Capital International, Ltd., and other Investors

10.5* Investment Banking/Advisory Agreement between Atlas Capital Services, LLC and Excalibur Holdings, Inc. (assumed by Global Realty Management Group, Inc.)

10.6* Loan Agreement between Stillwater National Bank and Trust Company of Stillwater and Excalibur Holdings, Inc.

10.7* Employment Agreement between Excalibur Holdings, Inc. and William S.H. Stuart

10.8*          Employment Agreement between Excalibur Holdings, Inc. and Matthew
               C. Flemming

10.9*          Employment Agreement between Excalibur Holdings, Inc. and Dwayne
               Lewis

10.10*         Employment Agreement between Excalibur Holdings, Inc. and David
               Rains

10.11*         Employment Agreement between Excalibur Holdings, Inc. and G. Ross
               Brown

10.12* Consulting Agreement by and between Tommy Worth and Excalibur Aerospace, Inc.

10.13*         2001 Stock Option Plan of Excalibur Holdings, Inc.

10.14* Bonus Stock Issuance and Option Agreement by and between Global Realty Management Group, Inc. and Joseph Spitzer

10.15* Bonus Stock Issuance and Option Agreement by and between Global Realty Management Group, Inc. and Michael Farkas

10.16* Sublease between Hitachi Electronic Devices (USA), Inc, and Excalibur Holdings, Inc., and Aeroweld.

10.17* Real Estate Lease and Option Agreement by and between RedHawk Industries, LLC and Excalibur Services, Inc.

10.18*         Real Estate Lease and Option Agreement by and between Larry C.
               Shumate and ExcalMergeCo., Inc.

10.19*         Lease Agreement between Excalibur Steel, Inc. and Sand Springs
               Home

10.20*         AEROWELD LEASE

10.21*         CONROE CONTRACT (SHUMATE)

10.22*         WELLS FARGO LINE OF CREDIT (SHUMATE)

10.23*         SHUMATE EQUIPMENT LEASE AGREEMENTS

21.1*          Subsidiaries of Global Realty Management Group, Inc.

23.1           Consent of Independent Public Accountants, Salibello & Broder LLP

23.2           Consent of Independent Public Accountants, Cross & Robinson

23.3*          Consent of Spectrum Law Group, LLP, reference is made to Exhibit
               5.1

------------------

*        To be filed by amendment
**       Previously filed

ITEM 28.  UNDERTAKINGS.

(a) We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described herein, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) We hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) For determining any liability under the Securities Act of 1933, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on May 23, 2002.

                                       GLOBAL REALTY MANAGEMENT GROUP, INC.

                                       By: /S/ William S.H. Stuart
                                           -------------------------------------
                                           William S.H. Stuart, Chairman,
                                           President and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signatures                             Title                                     Date
----------                             -----                                     ----
/S/ William S.H. Stuart         Chairman of the Board, President,             May 23, 2002
---------------------------     Chief Executive Officer
William S.H. Stuart

/S/ Matthew C. Flemming         Executive Vice President, Chief               May 23, 2002
---------------------------     Financial Officer, Treasurer,
Matthew C. Flemming             Secretary, and Director

/S/ Dwayne Lewis                Chief Operating Officer and Director          May 23, 2002
--------------------------
Dwayne Lewis

/S/ Aubrey Earl Swift           Director                                      May 23, 2002
--------------------------
Aubrey Earl Swift

/S/ Frank X. Marshik            Director                                      May 23, 2002
--------------------------
Frank X. Marshik

/S/ W. Donald Parr              Director                                      May 23, 2002
--------------------------
W. Donald Parr
